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                                                                   EXHIBIT 10.27



                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH



                            STOCK PURCHASE AGREEMENT

         THIS AGREEMENT is made as of August 25, 1997, among Hoechst Marion Roussel, Inc., a Delaware corporation ("Parent"), Marisub, Inc., a Delaware corporation and the wholly-owned subsidiary of Parent ("Seller"), and Watson Pharmaceuticals, Inc., a Nevada corporation ("Watson").

                                 R E C I T A L S


         A. Seller owns all of the outstanding shares of capital stock ("Shares") of The Rugby Group, Inc., a New York corporation (the "Company"), which Shares consist of 220 shares of common stock, 3,980 shares of first preferred stock and 2,400 shares of second preferred stock.

         B. Watson desires to purchase all the outstanding Shares from Seller and Seller desires to sell such Shares to Watson, on the terms and subject to the conditions herein contained.

                               A G R E E M E N T S


         Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    ARTICLE I

           PURCHASE AND SALE OF SHARES; CLOSING AND MANNER OF PAYMENT

         1.1 Agreement to Purchase and Sell Shares. On the terms and subject to the conditions contained in this Agreement, Watson shall purchase from Seller, and Seller shall sell to Watson, all of the outstanding Shares. At the Closing (as defined herein), Seller shall deliver to Watson certificates evidencing the Shares duly endorsed in blank, or accompanied by valid stock powers duly executed in blank, in proper form for transfer.

         1.2 Purchase Price. Subject to the adjustments set forth in this
Article I, the aggregate purchase price of the Shares shall be equal to Seventy Million Dollars ($70,000,000) (the "Closing Purchase Price"), plus the amount of the Upside Sharing Payment (as defined herein), if any (collectively, the "Purchase Price").

         1.3 Adjustment to the Purchase Price. The Closing Purchase Price shall be: (a) increased by the amount by which the Net Book Value (as defined herein) exceeds $39,000,000; or (b) reduced by the amount by which $38,000,000 exceeds the Net Book Value. The Net Book Value shall be the amount by which the aggregate consolidated assets of the Company and its Subsidiaries exceeds the aggregate consolidated liabilities of the Company and its Subsidiaries, all as determined and adjusted in accordance with Section 1.5 below and as shown on the Closing Balance Sheet.

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         1.4 Manner of Payment of the Purchase Price. For purposes of the
Closing, the parties shall make a good-faith estimate of the Closing Purchase Price (the "Estimated Cash Payment"), based upon the most recent ascertainable financial information. At the Closing, Watson shall pay the Estimated Cash Payment to Seller, by wire transfer to such account as Seller shall designate by written notice delivered to Purchaser not later than two (2) business days prior to the Closing. Following the Closing, the parties shall determine the final Closing Purchase Price, taking into account the adjustments required pursuant to
Section 1.3 and employing the procedures and criteria set forth in Sections 1.5 and 1.6. If, based on the Closing Purchase Price as finally determined: (a) the Closing Purchase Price exceeds the Estimated Cash Payment, Watson shall forthwith pay the excess to Seller; or (b) the Estimated Cash Payment exceeds the Closing Purchase Price, Seller shall forthwith pay the excess to Watson. Notwithstanding anything to the contrary contained herein, if (x) the Company or any of its Subsidiaries reverses any of the reserves set forth on the Interim Financial Statements at any time from July 31, 1997 through the Closing Date where the effect of such reversal would be to increase the Company's and its Subsidiaries' consolidated net income; and (y) the Net Book Value, as calculated on the Closing Balance Sheet, exceeds $39,000,000, then the Net Book Value, as calculated on the Closing Balance Sheet, shall be reduced by the amount of the increase in Net Book Value resulting from such reversal and resultant increase in consolidated net income; provided, however, that the Net Book Value shall not be reduced to less than $39,000,000 based upon such reserve reversal.

         1.5 Determination of Net Book Value. The Net Book Value shall be determined from a statement of the consolidated assets and liabilities of the Company and its Subsidiaries as of the close of business on the day next preceding the Closing (the "Closing Balance Sheet"). The Closing Balance Sheet shall be prepared by Seller, at Seller's expense. Except as otherwise provided in this Section 1.5, the Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles ("GAAP") applied in a manner consistent with the accounting principles applied in the preparation of the Financial Statements (as defined herein) and the Interim Financial Statements (as defined herein) based upon the Company's historical accounting practices. Notwithstanding anything to the contrary contained in this Article I, (a) the Closing Balance Sheet shall contain pro rata accruals for accrued salaries, wages and vacation pay with respect to all of the employees of the Company and its Subsidiaries, utilities and like items; (b) assets and liabilities shall be reflected without regard to materiality; (c) the Closing Balance Sheet shall be prepared on the basis that the intercompany payable from the Company to Parent has been converted to equity in accordance with Section 5.3(j) of this Agreement; (d) for purposes of preparing the Closing Balance Sheet, the Medicaid rebates included as an accrued liability in the Interim Financial Statements and the reserve relating to the claim by the Department of Defense (the "Dapa Reserve") included in the Interim Financial Statements shall not have been reversed from July 31, 1997 through the Closing Date if the effect of such reversal would be to increase the consolidated net income of the Company and its Subsidiaries; and (e) the assets and liabilities reflected on the Closing Balance Sheet shall exclude (i) all intangible assets of the Company or any of its Subsidiaries; (ii) any asset or liability relating to Chelsea Laboratories Caribe, Inc. ("Caribe"); (iii) any asset or liability relating to the Monroe, North Carolina manufacturing facility owned by Chelsea Laboratories, Inc.; and
(iv) the amounts referenced in Sections 6 and 9(a) of the Novopharm Agreement (as defined herein) and any

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amounts relating to purchase credits or similar adjustments due or claimed to be due to the Company or its Subsidiaries from Novopharm pursuant to the terms of the Novopharm Agreement, and any amounts relating to damages owed or claimed to be owed by Novopharm to the Company or its Subsidiaries due to Novopharm's breach of such agreement, other than claims relating to shortages of product or defective goods. Seller shall cause the Closing Balance Sheet to be delivered to Watson not later than sixty (60) days after the Closing Date. Seller shall make available to Watson and Watson's accountants its work papers used in connection with the preparation of the Closing Balance Sheet.

         1.6 Disputes Regarding Closing Balance Sheet. Disputes with respect to the Closing Balance Sheet shall be dealt with as follows:

         (a) Watson shall have sixty (60) days after receipt of the Closing Balance Sheet from Seller (the "Dispute Period") to dispute any of the elements of the Closing Balance Sheet (a "Dispute"). If Watson does not give written notice of a Dispute within the Dispute Period to Seller (a "Dispute Notice"), the Closing Balance Sheet shall be deemed to have been accepted and agreed to by Watson in the form in which it was delivered by Seller, and shall be final and binding upon the parties hereto. If Watson has a Dispute, Watson shall give Seller a Dispute Notice within the Dispute Period, setting forth in reasonable detail the elements and amounts with which it disagrees. Within thirty (30) days after delivery of such Dispute Notice, the parties hereto shall attempt to resolve such Dispute and agree in writing upon the final content of the disputed Closing Balance Sheet.

         (b) If Watson and Seller are unable to resolve any Dispute within the thirty (30) day period after Seller's receipt of a Dispute Notice, the New York office of the certified public accounting firm of Arthur Andersen LLP (the "Arbitrating Accountant") shall be engaged as arbitrator hereunder to settle such Dispute as soon as practicable. In the event Arthur Andersen LLP is unwilling or unable to serve as the Arbitrating Accountant, the parties hereto shall select by mutual agreement another nationally recognized certified public accounting firm, who is not rendering (and during the preceding two-year period has not rendered) services to either Parent, Watson or any of their respective affiliates, to serve as the Arbitrating Accountant. In connection with the resolution of any Dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The arbitration before the Arbitrating Accountant shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The Arbitrating Accountant's award with respect to any Dispute shall be final and binding upon the parties hereto, and judgment may be entered on the award. Parent and Watson shall each pay one-half of the fees and expenses of the Arbitrating Accountant with respect to any Dispute.

         1.7 Time and Place of Closing. Unless terminated earlier as provided in
Article VIII hereof, the transactions contemplated by this Agreement shall be consummated (the "Closing") at 10:00 a.m., prevailing business time, at the offices of D'Ancona & Pflaum, 30 North LaSalle, Suite 2900, Chicago, Illinois 60602 two (2) business days after all the conditions of Closing set forth in

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Article V hereof are satisfied or waived, or on such other date, or at such other place, as shall be agreed upon by Seller and Watson. The date on which the Closing shall occur in accordance with the preceding sentence is referred to in this Agreement as the "Closing Date". If the Closing shall occur, it shall be deemed to be effective as of 12:01 a.m., prevailing time at the place of Closing on the Closing Date.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF WATSON

         Watson represents and warrants to Seller that the statements contained in this Article II are true and correct as of the date hereof (except as otherwise noted), except as set forth in the disclosure statement delivered by Watson to Seller concurrently herewith and identified as the "Watson Disclosure Statement." All exceptions noted in the Watson Disclosure Statement shall be numbered to correspond to the applicable sections to which such exception refers; provided, however, that any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

         2.1 Existence, Good Standing, Corporate Authority. Watson is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to (i) own or lease, and operate its properties and assets and to carry on its business as now conducted, except where the failure to have such power and authority would not have a Watson Material Adverse Effect (as defined herein); (ii) enter into and perform this Agreement and the other agreements executed in connection herewith to which Watson is a party (collectively, the "Watson Ancillary Documents"); and (iii) consummate the transactions contemplated hereby and thereby. For purposes of this Agreement, (a) the term "Material Adverse Effect" when used with respect to any Person (as defined herein) means (i) a material adverse effect on the business, results of operations, assets, product pipeline or financial condition of such Person and its Subsidiaries (as defined herein), if any, taken as a whole, or (ii) a material impairment in the ability of such Person or its Subsidiaries to perform any of their obligations under this Agreement or to consummate the transactions contemplated hereby or under the Watson Ancillary Documents or the Ancillary Documents (as defined herein), as the case may be, (b) the term "Subsidiary" when used with respect to any Person means any corporation or other organization, whether incorporated or unincorporated, of which (i) at least fifty percent (50%) of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries; or (ii) such Person or any other Subsidiary of such Person is a general partner, it being understood that representations and warranties of a Person concerning any former Subsidiary of such Person shall be deemed to relate only to the periods during which such former Subsidiary was a Subsidiary of such Person; and (c) the word "Person" means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof, or any affiliate (as that term is

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defined in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act")) of any of the foregoing.

         2.2 Authorization of Agreement and Other Documents. The execution and delivery of this Agreement and the Watson Ancillary Documents and the consummation by Watson of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of Watson and no other proceedings on the part of Watson or its stockholders are necessary to authorize the execution, delivery or performance of this Agreement or any Watson Ancillary Document. This Agreement has been duly and validly executed and delivered and is, and, as of the Closing Date, each of the Watson Ancillary Documents will be duly and validly executed and delivered and will constitute, a valid and binding obligation of Watson enforceable against Watson in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         2.3 No Violation. Neither the execution and delivery by Watson of this Agreement or the Watson Ancillary Agreements, nor the consummation by Watson of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) violate or conflict with or result in a breach of any provisions of the Articles of Incorporation or By-Laws of Watson; (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Watson, except for any of the foregoing matters which would not have a Watson Material Adverse Effect; (c) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of Watson or any of its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which Watson or any of its Subsidiaries is a party, or by which Watson or any of its Subsidiaries or any of their respective properties is bound or affected, in each case, where such violation, conflict, lien or breach would have a Watson Material Adverse Effect; or (d) other than the filings under applicable federal, state and local laws and regulations, or filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the expiration or early termination of all waiting periods thereunder (the "HSR Act") (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration of, or registration or filing with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Watson Material Adverse Effect.

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         2.4 No Brokers. Watson has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of Parent, Seller, Watson or their respective Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Watson has retained Bear, Stearns & Co. Inc. as its financial advisor.

         2.5 Accredited Investor. Watson is an "accredited investor" within the meaning of Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") and is acquiring the Shares for its own account for investment and not with a view to, or for resale in connection with, any "distribution" within the meaning of the Securities Act. Watson understands that the Shares have not been registered under the Securities Act or any state securities laws and are being transferred to Watson, in part, in reliance on the foregoing representation.

         2.6 Litigation. There is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to Watson's knowledge, threatened against Watson or any of its Subsidiaries, which, if determined adversely to Watson or its Subsidiaries, would reasonably be likely to have a Watson Material Adverse Effect.

         2.7 Financing. Upon the terms and subject to the conditions of this Agreement, Watson will have all funds necessary for the payment of the Closing Purchase Price and anticipates having sufficient funds to pay the Upside Sharing Payment.

         2.8 Effect on Agreement. There is no agreement or arrangement binding on Watson or any of its Subsidiaries that would materially limit its ability to develop, sell or distribute any of the Products (as defined herein) or run the Distribution Business (as defined herein) as such Distribution Business existed on July 31, 1997, assuming the Closing had occurred as of such date, other than, in each case, limitations which affect the pharmaceutical industry generally or limitations which arise due to Watson's allocation of its limited resources. Watson believes that it currently has adequate resources to run the Distribution Business and develop, sell and/or distribute the Products in a commercially reasonable good faith manner.

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                                   ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF SELLER AND PARENT

         Seller and Parent, jointly and severally, represent and warrant to Watson that the statements contained in this Article III are true and correct as of the date hereof (except as otherwise noted), except as set forth in the disclosure statement delivered by Parent and Seller to Watson concurrently herewith and identified as the "Disclosure Statement." All exceptions noted in the Disclosure Statement shall be numbered to correspond to the applicable sections to which such exception refers; provided, however, that any disclosure set forth on any particular schedule shall be deemed disclosed in reference to all applicable schedules.

         3.1 Organization, Standing and Qualification. Seller and Parent are each corporations duly organized, validly existing and in good standing under the laws of their respective states of incorporation and has all power and authority to (i) enter into and perform this Agreement and the other agreements executed in connection herewith to which Parent or Seller is a party (collectively, the "Ancillary Documents"); and (ii) consummate the transactions contemplated hereby and thereby. The Company and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of their respective jurisdiction of incorporation; (ii) has all requisite power and authority to own or lease, and operate their respective properties and assets, and to carry on their respective businesses as now conducted, except where the failure to have such power and authority would not have a Company Material Adverse Effect; (iii) is duly qualified or licensed to do business and is in good standing in all jurisdictions in which they own or lease property or in which the conduct of their respective businesses requires them to so qualify or be licensed except where the failure to so qualify would not have a Company Material Adverse Effect; and (iv) has obtained all licenses, permits, franchises and other governmental authorizations necessary to the ownership or operation of their respective properties or the conduct of their respective businesses except where the failure to have obtained such licenses, permits, franchises or authorizations would not have a Company Material Adverse Effect.

         3.2      Capitalization.

         (a) The total authorized capital stock of the Company consists of (i) 400 shares of common stock, par value $50 per share, 220 shares of which are issued and outstanding as of the date of this Agreement; (ii) 20,000 shares of first preferred stock, par value $1 per share, 3,980 shares of which are issued and outstanding as of the date of this Agreement; and (iii) 2,400 shares of second preferred stock, par value $1,000 per share, 2,400 shares of which are issued and outstanding as of the date of this Agreement. There are no shares of capital stock of the Company of any other class authorized, issued or outstanding.

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         (b) Each of the Shares is (i) duly authorized and validly issued; (ii)
fully paid and nonassessable and free of preemptive and similar rights; and
(iii) owned by Seller free and clear of all options, proxies, voting trusts, voting agreements, judgments, pledges, charges, escrows, rights of first refusal or first offer, mortgages, indentures, claims, transfer restrictions, liens, equities, encumbrances, security interests and other encumbrances of every kind and nature whatsoever, whether arising by agreement, operation of law or otherwise (collectively, "Claims").

         (c) There are currently no outstanding, and, as of the Closing, there will be no outstanding (i) securities convertible into or exchangeable for any capital stock of the Company or any of its Subsidiaries, (ii) options, warrants or other rights to purchase or subscribe to capital stock of the Company or any of its Subsidiaries or securities convertible into or exchangeable for capital stock of the Company or any of its Subsidiaries, or (iii) contracts, commitments, agreements, understandings, arrangements, calls or claims of any kind to which the Company or any of its Subsidiaries is a party or is bound relating to the issuance of any capital stock of the Company or any of its Subsidiaries.

         3.3 Subsidiaries. The Company owns directly or indirectly each of the outstanding shares of capital stock (or other ownership interests having by their terms ordinary voting power to elect a majority of directors or others performing similar functions with respect to such Subsidiary) of each of the Company's Subsidiaries indicated in the Disclosure Statement as being owned by the Company. Each of the outstanding shares of capital stock owned by the Company of each of the Company's Subsidiaries is duly authorized, validly issued, fully paid and nonassessable, and is owned, directly or indirectly, by the Company free and clear of all Claims. The following information for each Subsidiary of the Company is listed in the Disclosure Statement, if applicable:
(a) its name and jurisdiction of incorporation or organization; (b) the location of its principal office; (c) a summary of its lines of business; (d) its authorized capital stock or share capital; (e) the number of issued and outstanding shares of capital stock or share capital and the owners thereof; and
(f) a list of its officers and directors. The only material asset owned by Caribe is a manufacturing facility located in Puerto Rico.

         3.4 Ownership Interests. Neither the Company nor any of its Subsidiaries owns any direct or indirect equity interest in, or is a party to any agreement or arrangement relating to the ownership or control of a direct or indirect equity interest in, any corporation, joint venture, limited liability company, partnership, association or other entity. Since January 1, 1994, the Company has not (i) disposed of the capital stock or all or substantially all of the assets of any ongoing business, or (ii) purchased the business and/or all or substantially all of the assets of another person, firm or corporation (whether by purchase of stock, assets, merger or otherwise).

         3.5 Constituent Documents. True and complete copies of the Certificate of Incorporation and all amendments thereto and the By-Laws as amended or restated, as the case may be, and currently in force, of the Company and each of the Company's Subsidiaries, and all stock records and all corporate minute books and records of the Company and each of the Company's Subsidiaries have been furnished or made available by Parent and Seller to Watson for inspection. Said stock

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records accurately reflect all stock transactions and the current stock ownership of the Company and its Subsidiaries. The corporate minute books and records of the Company and its Subsidiaries contain true and complete copies of all resolutions adopted by the stockholders or the board of directors of the Company and its Subsidiaries and any other action formally taken by them respectively as such.

         3.6 Authorization of Agreement and Other Documents. The execution and delivery of this Agreement and the Ancillary Documents, and the consummation by Seller and Parent of the transactions contemplated hereby and thereby, have been duly authorized by the Board of Directors and sole shareholder of Seller and by the Board of Directors of Parent and no other proceedings on the part of Seller or Parent are necessary to authorize the execution, delivery or performance of this Agreement or any Ancillary Document. This Agreement has been duly and validly executed and delivered and is, and, as of the Closing Date, each of the Ancillary Documents will be duly and validly executed and delivered and will constitute, a valid and binding obligation of Seller and Parent, to the extent each is a party thereto, enforceable against Seller and Parent, to the extent each is a party thereto, in accordance with their respective terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting enforcement of creditors' rights generally, and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

         3.7 No Violation. Neither the execution and delivery of this Agreement nor the Ancillary Documents by Seller or Parent nor the consummation by Seller or Parent of the transactions contemplated hereby and thereby in accordance with their respective terms, will (a) violate or conflict with or result in a breach of any provisions of the Certificate of Incorporation or By-Laws of Seller, Parent, the Company or any of the Company's Subsidiaries; (b) violate, conflict with, result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties of the Company or any of its Subsidiaries under, or result in being declared void, voidable, or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any material license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries or any of their respective properties is bound or affected; (c) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent, Seller, the Company or any of the Company's Subsidiaries, except for any of the foregoing matters which would not have a Company Material Adverse Effect; or (d) other than the Regulatory Filings, require any consent, approval or authorization of, or declaration of, or filing or registration with, any domestic governmental or regulatory authority, the failure to obtain or make which would have a Company Material Adverse Effect.

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         3.8      Compliance with Laws--General.

         (a) The Company and each of its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of any court, arbitral, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency ("Governmental Entities") necessary for the lawful conduct of their respective businesses as they are currently conducted (the "Permits"), except where the failure to hold such Permits would not have a Company Material Adverse Effect.

         (b) The Company and its Subsidiaries are in substantial compliance with the terms of their respective Permits, except for any noncompliance that would not have a Company Material Adverse Effect.

         (c) The Company and its Subsidiaries are in substantial compliance with all laws, ordinances or regulations of all Governmental Entities (including, but not limited to, those related to occupational health and safety, controlled substances or employment and employment practices) that are applicable to the Company or any of its Subsidiaries, except for any noncompliance that would not have a Company Material Adverse Effect.

         (d) No investigation, review, inquiry or proceeding by any Governmental Entity with respect to the Company or any of its Subsidiaries is, to the knowledge of the Company, pending or threatened.

         (e) Neither the Company nor any of its Subsidiaries are subject to any agreement, contract or decree with any Governmental Entities arising out of any current or previously existing violations of any laws, ordinances or regulations applicable to the Company or any of its Subsidiaries.

         3.9      Compliance with Laws--FDA.

         (a) As to each drug of the Company or its Subsidiaries for which a new drug application or abbreviated new drug application has been approved by the Food and Drug Administration ("FDA"), which drug is described in the Disclosure Statement, the applicant and all persons performing operations covered by the application are in substantial compliance with 21 U.S.C. Sections 355 or 357, 21 C.F.R. Parts 314 or 430 et. seq., respectively, and all terms and conditions of the application.

         (b) As to each biologic product of the Company or its Subsidiaries for which an established license application ("ELA") and/or product license application ("PLA") has been filed, which products are described in the Disclosure Statement, the applicant and all persons performing operations covered by the application are in substantial compliance with 42 U.S.C. Section 262, 21 C.F.R. Part 601 et. seq., and all terms and conditions of the ELA and/or PLA.

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         (c) The Company and each of its Subsidiaries are in substantial compliance with all applicable registration and listing requirements set forth in 21 U.S.C. Section 360 and 21 C.F.R. Part 207. To the extent required, the Company and each of its Subsidiaries have obtained licenses from the Drug Enforcement Agency ("DEA") and are in substantial compliance with all such licenses and all applicable regulations promulgated by the DEA.

         (d) Since January 1, 1994, all manufacturing operations conducted by or, to the knowledge of the Company, for the benefit of the Company and its Subsidiaries have been and are being conducted in substantial compliance with the good manufacturing practice regulations set forth in 21 C.F.R. Parts 210 and 211.

         (e) Neither the Company, its Subsidiaries nor, to the knowledge of the Company, their respective officers, employees, or agents have made an untrue statement of material fact or fraudulent statement to the FDA or the DEA, failed to disclose a material fact required to be disclosed to the FDA or the DEA, or committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Reg 46191 (September 10, 1991).

         (f) Parent and Seller have made available to Watson copies of any and all reports of inspection observations, establishment inspection reports, warning letters and any other documents received from or issued by the FDA or the DEA within the last three years that indicate or suggest lack of compliance with the FDA or the DEA regulatory requirements by the Company, its Subsidiaries or persons covered by product applications or otherwise performing services for the benefit of the Company or its Subsidiaries.

         (g) Neither the Company nor its Subsidiaries have received any written notice that the FDA or the DEA has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company or its Subsidiaries or commenced or threatened to initiate, any action to enjoin production at any facility owned or used by the Company or its Subsidiaries or any other facility at which any of the Company's or its Subsidiaries' products are manufactured, processed, packaged, labeled, stored, distributed, tested or otherwise handled (the "Manufacturing Locations").

         (h) As to each article of drug or consumer product currently manufactured and/or distributed by the Company or its Subsidiaries, which products are described in the Disclosure Statement, such article is not adulterated or misbranded within the meaning of the FDCA, 21 U.S.C. Sections 301c et. seq.

         (i) As to each drug referred to in (a), the Company, its Subsidiaries and their respective officers, employees, agents and affiliates have included or caused to be included in the application for such drug, where required, the certification described in 21 U.S.C. Section 335a(k)(l) and the list described in 21 U.S.C. Section 335a(k)(2), and such certification and such list was in each case true and

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accurate when made and remained true and accurate thereafter.

         (j) Neither the Company, its Subsidiaries, nor, to the knowledge of the Company, their respective officers, employees, agents or affiliates, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. Section 335a(a) or authorized by 21 U.S.C. Section 335a(b).

         (k) As to each application or abbreviated application submitted to, but not approved by, the FDA, and not withdrawn by the Company or its Subsidiaries, or applicants acting on its behalf as of the date of this Agreement, the Company and its Subsidiaries have complied in all material respects with the requirements of 21 U.S.C. Sections 355 and 357 and 21 C.F.R. Parts 312,
314 and 430 et. seq. and has provided, or will provide, all additional information and taken, or will take, all additional action requested by the FDA in connection with the application.

         3.10 Books and Records. The Company's and its Subsidiaries' books, accounts and records are, and have been, in all material respects, maintained in the Company's and its Subsidiaries usual, regular and ordinary manner, in accordance with GAAP, and all material transactions to which the Company or any of its Subsidiaries is or has been a party are properly reflected therein.

         3.11 Financial Statements. The Disclosure Statement contains complete and accurate copies of the audited consolidated balance sheets, statements of income and retained earnings, statements of cash flows and notes to financial statements (together with any supplementary information thereto) of the Company and its Subsidiaries as of and for the years ended December 31, 1995 and 1996. The financial statements described in the preceding sentence are hereinafter referred to as the "Financial Statements". The Disclosure Statement also contains complete and accurate copies of the unaudited consolidated balance sheet and statement of income and retained earnings and unaudited statement of cash flows of the Company and its Subsidiaries as of and for the seven month period ended July 31, 1997. The financial statements described in the preceding sentence are referred to herein as the "Interim Financial Statements". The Financial Statements and the Interim Financial Statements present fairly, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered by said statements, subject, in the case of the Interim Financial Statements, to normal year end adjustments, all in accordance with GAAP applied on a consistent basis, except as set forth in the notes to such Financial Statements and Interim Financial Statements. The Disclosure Statement contains complete and correct copies of all attorneys' responses to audit inquiry letters and all management letters from the Company's and its Subsidiaries' independent certified public accountants for the last three (3) fiscal years of the Company. Since January 1, 1994, there has been no material change in the Company's or its Subsidiaries' accounting methods or principles, except (i) as described in the notes to the Financial Statements or the Interim Financial Statements; and (ii) as provided in the following sentence. Since July 31, 1997 through the date hereof, neither the Company nor any of its Subsidiaries has reduced the amount of the Medicaid rebates reflected as an accrued liability in its books and records or its consolidated financial statements or the Dapa Reserve reflected as an accrued liability in its books and records or its consolidated financial statements if the effect of such reduction would be to increase the consolidated net income of the Company and its Subsidiaries.

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         3.12 Accounts Receivables. To the knowledge of the Company, none of the trade receivables and notes receivable which are reflected in the Financial Statements or the Interim Financial Statements or which arose subsequent to July 31, 1997, is or was subject to any material counterclaim or set off. All of such trade receivables arose out of bona fide, arms-length transactions for the sale of goods or performance of services, and to the Company's knowledge, all such trade receivables and notes receivable are good and collectible (or have been collected) in the ordinary course of business using normal collection practices at the aggregate recorded amounts thereof, less the amount of applicable reserves (i.e. rebates, returns or price adjustments), customary charge backs, allowances for doubtful accounts and discounts. All such reserves, charge backs, allowances for doubtful accounts and discounts, were and are materially consistent in extent with reserves, charge backs, allowances for doubtful accounts and discounts previously maintained by the Company in the ordinary course of its business, subject to industry changes due to shelf restocking or customer rebates. The Company reasonably believes that all reserves, charge backs, allowances for doubtful accounts and discounts set forth on the Financial Statements and the Interim Financial Statements are sufficient. Since July 31, 1997, there has not been a material write-down or write-off of the Company's aggregate trade receivables or a material adverse change in the aging thereof.

         3.13 Inventory. All inventory of the Company or any of its Subsidiaries which is held for sale or resale, including raw materials, work in process and finished goods (collectively, "Inventory"), consists of items of a quantity and quality historically useable and/or saleable in the normal course of business, except for immaterial items of Inventory or items of obsolete and slow-moving material, substantially all of which have been written down to estimated net realizable value on an item by item basis. None of such write-downs have had a Company Material Adverse Effect. With the exception of items of below standard quality which have been written down to their estimated net realizable value, no material portion of the materials and/or workmanship comprising the Inventory is defective. All Inventory reflected in the Financial Statements and the Interim Financial Statements is valued at the lower of cost or market with cost determined by the trailing average accounting method. Since July 31, 1997, there has not been a material change in the level of the Inventory. All Inventory is, and, to the knowledge of the Company, all material tools, dies, jigs, patterns, molds, equipment, supplies and other materials used in the production of Inventory are, located at the Real Estate (as defined herein), the Leased Premises (as defined herein) or the Company's or its Subsidiaries' manufacturing locations.

         3.14 Bank Accounts. The Disclosure Statement contains a list showing:
(a) the name of each bank, safe deposit company or other financial institution in which the Company or any of its Subsidiaries has an account, lock box or safe deposit box; (b) the names of all persons authorized to draw thereon or to have access thereto and the names of all persons and entities, if any, holding powers of attorney from the Company or any of its Subsidiaries; and (c) all instruments or agreements to which the Company or any of its Subsidiaries is a party as an endorser, surety or guarantor, other than checks or other instruments endorsed for collection or deposit.

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         3.15     Intellectual Property.

         (a) The Disclosure Statement identifies all of the following which are used in the Company's or any of its Subsidiaries' businesses and in which the Company or any of its Subsidiaries claims any ownership rights: (i) all registered trademarks, service marks, slogans, trade names, trade dress and the like (collectively with the associated goodwill of each, "Trademarks"); (ii) all common law Trademarks; (iii) all patents on and pending applications to patent any technology or design; (iv) all registrations of and applications to register copyrights; and (v) all licenses or rights in computer software, Trademarks, patents, copyrights, unpatented formulations, manufacturing methods and other know-how, to which the Company or any of its Subsidiaries is a party, other than licenses to commercially available computer software and other know-how acquired or entered into by the Company or any of its Subsidiaries in the ordinary course of business. The rights required to be so identified, together with all proprietary formulation, manufacturing methods, know-how and trade secrets that are material to the Company's or any of its Subsidiaries' businesses, are referred to herein collectively as the "Intellectual Property".

         (b)(i) The Company or one of its Subsidiaries is the owner of or duly licensed to use each Trademark and its associated goodwill; (ii) each of the Trademark registrations exists and, to the Company's knowledge, has been maintained in good standing; (iii) each patent and application included in the Intellectual Property exists, is owned by or licensed to the Company or one of its Subsidiaries and, to the Company's knowledge, has been maintained in good standing; (iv) each copyright registration included in the Intellectual Property exists and is owned by the Company or one of its Subsidiaries; (v) to the Company's knowledge, no other firm, corporation, association or person claims the right to use in connection with similar or closely related goods and in the same geographic area, any mark which is identical or confusingly similar to any of the Trademarks; (vi) the Company has no knowledge of any claim that any third party asserts ownership rights in any of the Intellectual Property; (vii) the Company has no knowledge of any claim that the Company's or its Subsidiaries' use of any Intellectual Property infringes any right of any third party; (viii) the Company has no knowledge that any third party is infringing on any of the Company's or one of its Subsidiaries' rights in any of the Intellectual Property; (ix) the Company has no knowledge that any of its actions or the actions of its Subsidiaries has infringed or is infringing on any third party's Intellectual Property rights; (x) to the Company's knowledge, there are no undisclosed government restrictions which specifically limit the manner in which any of the Intellectual Property may be used or licensed; and (xi) to the Company's knowledge, neither the Company, its Subsidiaries nor any of their respective officers or directors has disclosed any confidential information of the Company or any of its Subsidiaries which would constitute trade secrets under applicable law, except in the ordinary course of business of the Company and its Subsidiaries or with the authority of the Company or one of its Subsidiaries.

         3.16 Title to Properties. Attached to the Disclosure Statement is a list and description of each item of tangible personal property owned by the Company or any of its Subsidiaries which has a net book value in excess of $50,000. The Company or its Subsidiaries, as the case may be, (i) has good and merchantable title to such property free and clear of all Claims, except for (A) Claims set

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

forth on the Disclosure Statement and (B) (x) mechanic's, materialmen's, and similar liens, (y) liens arising under worker's compensation, unemployment insurance, social security, retirement, and similar legislation and (z) liens on goods in transit incurred pursuant to documentary letters of credit; and (ii) enjoys peaceful and undisturbed possession under all leases to which it is a party as lessee. All of the leases to which the Company or any of its Subsidiaries is a party (other than leases for Leased Premises) are legal, valid and binding obligations of the Company or its Subsidiaries and in full force and effect, and no default by the Company or its Subsidiaries, or, to the knowledge of the Company, any other party thereto has occurred and is continuing thereunder. The Disclosure Statement lists all properties and assets used by the Company or any of its Subsidiaries in connection with the operation of their respective businesses which are held under any lease or under any conditional sale or other title retention agreement to the extent the Company or its Subsidiaries remaining obligations under any such lease or agreement exceeds $50,000. Except for such assets and facilities as are immaterial to the business of the Company or its Subsidiaries, all tangible assets and facilities of the Company and its Subsidiaries are in good operating condition and repair (ordinary wear and tear excepted) and, in the aggregate with the intangible assets of the Company, are sufficient to conduct the business of the Company and its Subsidiaries as previously conducted prior to the date hereof.

         3.17     Real Estate; Leased Premises.

         (a) Neither the Company nor any of its Subsidiaries owns any real estate, or has the option to acquire any real estate (the "Real Estate"). The definition of Real Estate shall not include the facility located in Monroe, North Carolina owned by Chelsea Laboratories, Inc. or any real estate owned by Caribe. The Disclosure Statement accurately sets forth the street addresses of the Real Estate and the legal descriptions of the Real Estate. Either the Company or one of its Subsidiaries holds fee simple title to the Real Estate, subject only to real estate taxes not delinquent and to covenants, conditions, restrictions and easements of record which are set forth in the Disclosure Statement, none of which makes title to the Real Estate unmarketable and none of which are violated by the Company or its Subsidiaries or interfere with the Company's or its Subsidiaries use thereof. The Real Estate is not subject to any leases or tenancies. None of the improvements comprising the Real Estate or the businesses conducted or proposed to be conducted by the Company or its Subsidiaries thereon, are, to the Company's knowledge, in violation of any material use or occupancy restriction, limitation, condition or covenant of record or any zoning or building law, code, ordinance or public utility easement or any other applicable law. No material expenditures are required to be made for the repair or maintenance of any improvements on the Real Estate or for the Real Estate to be used for its intended purpose.

         (b) Neither the Company nor any of its Subsidiaries leases any real estate (the "Leased Premises"). The Leased Premises are leased to the Company or one of its Subsidiaries, pursuant to written leases, true, correct and complete copies of which have been provided to Watson or its counsel. None of the improvements comprising the Leased Premises, or the businesses conducted or proposed to be conducted prior to the Closing by the Company or its Subsidiaries thereon are in violation of any building line or use or occupancy restriction, limitation, condition or covenant of

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

record or any zoning or building law, code or ordinance, public utility or other easements or other applicable law, except for violations which do not have a Company Material Adverse Effect or materially interfere with the conduct of the business of the Company or its Subsidiaries. No material expenditures are required to be made for the repair or maintenance of any improvements on the Leased Premises or for the Leased Premises to be used for its intended purpose. All options in favor of the Company or its Subsidiaries to purchase any of the Leased Premises, if any, are in full force and effect.

         (c) To the Company's knowledge, the improvements on the Real Estate, the Leased Premises and the Company's and its Subsidiaries Manufacturing Locations are currently served by gas, electricity, water, sewage and waste disposal and other utilities adequate to operate such improvements at their current rates of production, and none of the utility companies serving any such improvements has threatened any reduction in service.

         (d) There are no condemnation proceedings pending against the Company or its Subsidiaries or, to the Company's knowledge, threatened with respect to any portion of the Real Estate or the Leased Premises.

         (e) There is no tax assessment (in addition to the normal, annual general real estate tax assessment) pending against the Company or its Subsidiaries or, to the Company's knowledge, threatened with respect to any portion of the Real Estate or, to the extent the Company or its Subsidiaries is liable for payment therefor, the Leased Premises.

         (f) The buildings and other facilities located on the Real Estate and the Leased Premises are free of any material latent structural or engineering defects known to the Company or any material patent structural or engineering defects.

3.18     Contracts

         (a) Neither the Company nor any of its Subsidiaries is a party to, or bound by, or the issuer or beneficiary of, any undischarged written or oral: (i) agreement or arrangement obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $50,000 (excluding purchase and sale contracts or orders entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practices); (ii) employment agreement or arrangement not terminable at will or with any liability for additional payments or compensation; (iii) consulting agreement or arrangement obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $50,000 and not terminable at will or with any liability for additional payments or compensation; (iv) collective bargaining agreement; (v) plan or contract or arrangement providing for bonuses, severance, options, deferred compensation, retirement payments, profit sharing, medical and dental benefits or the like covering employees of the Company, other than the Plans (as defined herein) described in the Disclosure Statement; (vi) agreement restricting in any manner the Company's or any of its

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

Subsidiaries' right to compete with any other person or entity, the Company's or any of its Subsidiaries' right to sell any product to, or purchase any product from, any other person or entity, the right of any other party to compete with the Company or any of its Subsidiaries or the ability of such person or entity to employ any of the Company's or any of its Subsidiaries' employees; (vii) secrecy or confidentiality agreements, except for secrecy or confidentiality provisions contained in agreements relating primarily to the purchase or sale of products; (viii) any distributorship (excluding purchase and sale contracts or orders entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practices), non-employee commission or marketing agent, representative or franchise agreement providing for the marketing and/or sale of the products or services of the Company or any of its Subsidiaries and obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $50,000; (ix) guaranty, performance, bid or completion bond, or surety or indemnification agreement obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $50,000, other than provisions contained in such agreements relating primarily to the purchase or sale of products; (x) requirements contract; (xi) loan or credit agreement, pledge agreement, note, security agreement, mortgage, debenture, indenture, factoring agreement or letter of credit; (xii) agreement for the treatment or disposal of Materials of Environmental Concern (as defined herein); (xiii) power of attorney; (xiv) any contract, agreement or arrangement containing change of control provisions and obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $50,000; or (xv) any other agreement not entered into in the ordinary course of business and obligating the Company or its Subsidiaries to pay or receive, or pursuant to which the Company or its Subsidiaries has previously paid or received, an amount in excess of $50,000. Neither the Company nor any of its Subsidiaries are currently negotiating (and have not entered into preliminary discussions with respect to) any transaction involving an aggregate payment by the Company or its Subsidiaries and/or receipts to the Company or its Subsidiaries in excess of $150,000 excluding purchase and sale contracts or orders entered into by the Company or its Subsidiaries in the ordinary course of business consistent with past practices.

         (b) All agreements, leases, subleases and other instruments referred to in this Section 3.18, are, pursuant to their terms, in full force and binding upon the Company or its Subsidiaries, and, to the knowledge of the Company, the other parties thereto. There are no events of default by the Company or its Subsidiaries or, to the knowledge of the Company, any other party thereto, under any such agreement, lease, sublease or other instrument. No event, occurrence or condition exists which, with the lapse of time, the giving of notice, or both, or the happening of any further event or condition, would become an event of default under any such agreement, lease, sublease or other instrument by the Company or its Subsidiaries, or, to the knowledge of the Company, the other contracting party. Neither the Company nor any of its Subsidiaries has released or waived any material right under any such agreement, lease, sublease or other instrument other than in the ordinary course of business consistent with past practices.

         (c) Immediately after the Closing, except as contemplated by this Agreement, neither the

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

Company nor any of its Subsidiaries will be bound by the terms of any stock option agreement, registration rights agreement, stockholders agreement, management agreement, consulting agreement or any other agreement relating to the equity or management of the Company or its Subsidiaries.

         (d) Neither the Company nor any of its Subsidiaries is a party to, or bound by, any unexpired, undischarged or unsatisfied written or oral contract, agreement, indenture, mortgage, debenture, note or other instrument under the terms of which performance by Parent and Seller according to the terms of this Agreement will be an event of default under or an event of acceleration, or grounds for termination, or whereby timely performance by Parent and Seller of this Agreement may be prohibited, prevented or delayed.

         3.19 Insurance. The Disclosure Statement contains a true and correct list of all insurance policies which are owned by the Company or its Subsidiaries or which name the Company or any of its Subsidiaries as an insured (or loss payee), including without limitation those which pertain to the Company's or its Subsidiaries' assets, employees or operations. All such insurance policies are in full force and effect and neither the Company nor any of its Subsidiaries have received notice of cancellation of any such insurance policies. In the two (2) year period ending on the date hereof, neither the Company nor any of its Subsidiaries have received any written notice from, or on behalf of, any insurance carrier relating to or involving an annual increase by over 10% in insurance rates (except to the extent that insurance risks may be increased for all similarly situated risks) or non-renewal of a policy, or requiring material alteration of any of the Company's or its Subsidiaries' assets, purchase of additional equipment, or material modification of any of the Company's or its Subsidiaries' methods of doing business. Neither the Company nor any of its Subsidiaries made any claim for reimbursement from its insurance carriers since June 30, 1993.

         3.20 Litigation. Except for matters which are immaterial to the Company or its Subsidiaries, there is no litigation or proceeding, in law or in equity, and there are no proceedings or governmental investigations before any commission or other administrative authority, pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries, or any of the Company's or its Subsidiaries' respective officers, directors or affiliates, with respect to or affecting the Company's or its Subsidiaries' respective operations, businesses, products, sales practices or financial condition, or related to the consummation of the transactions contemplated hereby or by the Watson Ancillary Documents or the Ancillary Documents. There are no facts known to the Company which, if known by a potential claimant or governmental authority, would reasonably give rise to a claim or proceeding which, if asserted or conducted with results unfavorable to the Company or its Subsidiaries, would have a Company Material Adverse Effect.

         3.21 Warranties. To the Company's knowledge, neither the Company nor any of its Subsidiaries has made any oral or written warranties with respect to the quality or absence of defects of its products or services which they have sold or performed which are in force as of the date hereof. There are no material warranty claims pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries with respect to the quality of or absence of defects in such products. The Disclosure Statement sets forth a summary, which is accurate in all material

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respects, of all returns of products (on a product by product basis) during the period beginning on April 1, 1997 and ending on the date hereof. Since January 1, 1995, neither the Company nor any of its Subsidiaries has had any reoccurring product defects (other than returns due to date expirations) or product returns or warranty claims that exceed historical levels.

         3.22 Products Liability. Neither the Company nor any of its Subsidiaries have received any written notice relating to, any claim involving any product manufactured, produced, distributed or sold by or on behalf of the Company or its Subsidiaries resulting from an alleged defect in design, manufacture, materials or workmanship, or any alleged failure to warn, or from any breach of implied warranties or representations, other than notices or claims that have been settled or resolved by the Company or its Subsidiaries prior to the date of this Agreement.

         3.23 Arbitration. Neither the Company nor any of its Subsidiaries is a party to, or bound by, any decree, order or arbitration award (or agreement entered into in any administrative, judicial or arbitration proceeding with any governmental authority) with respect to or affecting in any material respect the properties, assets, personnel or business activities of the Company or its Subsidiaries.

         3.24     ERISA

         (a) Definitions. The following terms, when used in this Section 3.24 and elsewhere throughout this Agreement, shall have the following meanings. Any of these terms may, unless the context otherwise requires, be used in the singular or the plural depending on the reference.

                  (i) "Employee Benefit Plan" shall mean any bonus, stock, stock purchase, or stock option plan, severance plan, salary continuation, vacation, sick leave, fringe benefit, incentive, insurance or similar plan or arrangement which (A) the Company maintains, administers, contributes to or has any liability under, or has maintained, administered, contributed to or had any liability under, (B) covers any current or former employees of the Company and
(C) is not a Pension Plan, Multiemployer Plan or Welfare Plan.

                  (ii) "ERISA Affiliate" shall mean any corporation, business or other venture or person, which is now or at any relevant time was an affiliate of the Company as determined under Code Sections 414(b), (c) (m) or (o) or ERISA
Section 4001(b)(1).

                  (iii) "Multiemployer Plan" shall mean any "multiemployer plan" as defined in Sections 3(37) or 4001(a)(3) of ERISA which (A) the Company or any ERISA Affiliate contributes to or has any liability under, or has contributed to or had any liability under and (B) covers any current or former employees of the Company or an ERISA Affiliate.

                  (iv) "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), including, without limitation any qualified or non-qualified deferred compensation or retirement plan, which (A) the Company

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

maintains, administers, contributes to or has any liability under, or has maintained, administered, contributed to or had any liability under and (B) covers any current or former employees of the Company.

                  (v) "Plans" shall mean all Employee Benefit Plans, Multiemployer Plans, Pension Plans and Welfare Plans.

                  (vi) "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA which (i) the Company maintains, administers, contributes to or has any liability under, or has maintained, administered, contributed to or had any liability under and (ii) covers any current or former employees of the Company.

         (b) Disclosure; Delivery of Relevant Documents. The Disclosure Statement sets forth a complete list of each Pension Plan, Multiemployer Plan, Welfare Plan and Employee Benefit Plan which covers any employees or former employees of the Company. With respect to each Pension Plan, Welfare Plan and Employee Benefit Plan set forth on the Disclosure Statement, true and complete copies of the following documents, where applicable, have been delivered or made available by the Company to Watson: (i) each Pension Plan, Welfare Plan and Employee Benefit Plan document, related trust agreements, insurance contracts, annuity contracts or other funding vehicles; (ii) the IRS determination letters for each Pension Plan which is intended to be qualified under Code Section 401(a) and each Welfare Plan fund that is intended to be tax exempt under Code
Section 501(c)(9); (iii) each summary plan description; (iv) copies of any pending applications, filings or notices with respect to any of the Pension Plans, Welfare Plans or Employee Benefit Plans with or from the IRS, the Pension Benefit Guaranty Corporation ("PBGC"), the Department of Labor or any other governmental agency; (v) copies of all corporate resolutions or other documents pertaining to the adoption of the Pension Plans, Welfare Plans or Employee Benefit Plans or any amendments thereto or to the appointment of any fiduciaries thereunder; (vi) copies of any investment management agreements and of any fiduciary insurance policies, surety bonds, rules, regulations or policies, of the Plan trustee or of any committee or other fiduciary thereof; (vii) written descriptions of each Plan that is not evidenced by a formal plan document and all communications and notices to employees regarding any such Plan; (viii) annual reports on Form 5500, Form 990 financial statements and actuarial reports for the most recent four Plan years; and (ix) all vendor contracts for services performed for or on the behalf of the Plans, including, but not limited to, third party administrative services, accounting and audit services and brokerage services.

         (c) Representations and Warranties. The Company represents and warrants as follows:

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

                  (i) To the knowledge of the Company, all Pension Plans, Welfare Plans and Employee Benefit Plans and any related trust agreements, insurance contracts or annuity contracts (or any related trust instruments) have been established and operated in material compliance with the applicable provisions of ERISA, the Code (including, without limitation, the requirements of Code section 401(a) to the extent any Pension Plan is intended to conform to that section), other Federal statutes, state law (including, without limitation, state insurance law) and the regulations and rules promulgated thereunder. A favorable determination as to the qualification under Section 401(a) of the Code (and the tax exempt status of the related trust) of each Pension Plan which is intended to so qualify and each material amendment thereto has been made by the Internal Revenue Service ("IRS"). All required reports, notices and descriptions with respect to the Pension Plans, Welfare Plans and Employee Benefit Plans have been appropriately filed or distributed (including without limitation IRS Forms 5500 Annual Reports, summary plan descriptions, summary annual reports, notice to interested parties and any notice of plan amendment which is required prior to the effectiveness of such amendments) and all required surety bonds have been properly and timely purchased and maintained. The charges for administering the Plans, Welfare Plans and Employee Benefit Plans, including fees for the trustees and other service providers, which are customarily paid by the Company and which are due and payable on or before July 31, 1997, have been paid or will be paid or accrued on the Company's Interim Financial Statements.

                  (ii) To the knowledge of the Company, neither any Pension Plan or Welfare Plan fiduciary nor any Pension Plan or Welfare Plan has engaged in any transaction in violation of Section 406 of ERISA or section 4975(c)(1) of the Code for which an exemption has not been granted or is not available. The Company has not failed to make any contributions or to pay any amounts due and owing to any Plan, as required by the terms of any such Plan or ERISA or any other applicable law. There has been no reduction or curtailment of accrued benefits with respect to any of the Plans which did not comply with the terms of the Plan, the Code or ERISA. Full payment has been made or such amount has been accrued on the Company's financial statements of all amounts which the Company is required or committed to pay to the Plans as of the date hereof.

                  (iii) Each Plan is legally valid, binding, in full force and effect, and, to the knowledge of the Company, there are no defaults by the Company thereunder; and none of the rights of the Company thereunder will be impaired by this Agreement or the consummation of the transaction contemplated hereby. The annual reports on Form 5500 furnished to Watson fully and accurately set forth the financial condition of each Plan and each trust funding any Welfare Plan. With respect to each Pension Plan, Welfare Plan and Employee Benefit Plan, the Disclosure Statement sets forth the name and address of the administrator and trustees and the policy number and insurer under all insurance policies.

                  (iv) Neither the Company nor any of its Subsidiaries maintain any Pension Plans subject to Title IV of ERISA or Section 412 of the Code. None of the Pension Plans, Welfare Plans or Employee Benefit Plans has any material unfunded liabilities which are not reflected on the Financial Statements. None of the Pension Plans which are intended to be qualified under Code Section 401(a) is a "top-heavy" plan, as defined in Section 416 of the Code. The Company does not

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

have plans, programs, arrangements and has not made any other commitments to its employees, former employees or their beneficiaries under which it has any obligation to provide any retiree or other employee benefit payments which are not adequately funded through a trust, insurance or other funding arrangement. There have been no changes in the operation or interpretation of any of the Pension Plans, Welfare Plans or Employee Benefit Plans since the most recent annual report which would have any material effect on the cost of operating or maintaining such Pension Plans, Welfare Plans or Employee Benefit Plans.

                  (v) Except for routine claims for benefits, there are no pending or threatened claims, lawsuits or arbitration asserted or instituted against any of the Pension Plans, Welfare Plans, or Employee Benefit Plans or against any fiduciaries thereof, with respect to their duties to the Pension Plan, Welfare Plans or Employee Benefit Plan or the assets of any trusts thereunder, by any co-fiduciary or employee or beneficiary covered under any Pension Plans, Welfare Plans or Employee Benefit Plans, or otherwise involving any Pension Plan, Welfare Plan or Employee Benefit Plan, and the Company has no knowledge of any facts which would give rise to or could reasonably be expected to give rise to any such claims, lawsuits or arbitrations. To the knowledge of the Company, neither the Company, nor any of its directors, officers, employees or any other "fiduciary," as such term in defined in Section 3(21) of ERISA of any Pension Plan, Welfare Plan or Employee Benefit Plan, has any liability for failure to comply with ERISA, the Code or the terms of any Pension Plan, Welfare Plan or Employee Benefit Plan.

                  (vi) The Company has not incurred, nor does it reasonably expect to incur, any of the following:

                  (A) with respect to each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is or was (I) maintained by an ERISA Affiliate and (II) subject to the requirements of Title IV of ERISA, any liabilities or penalties arising under Title IV of ERISA;

                  (B) with respect to each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) which is or was (I) maintained by an ERISA Affiliate and (II) subject to the requirements of Section 412 of the Code, any liabilities, penalties or liens arising from an "accumulated funding deficiency" (as such term is used in Section 412 or 4971 of the Code or Section 302 of ERISA) or from a failure to make required contributions as set forth in Section 412(n) of the Code;

                  (C) with respect to any "group health plan" (as defined in Section 5000(b)(1) of the Code) which is or was maintained by an ERISA Affiliate, any liability relating to such ERISA Affiliate's obligations under Section 4980B of the Code and Sections 601 through 609 of ERISA.

         (vii) Neither the Company nor any of its Subsidiaries is currently contributing to or required to contribute to any Multiemployer Plan and except as set forth on the Disclosure

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

Statement, neither the Company nor any of its Subsidiaries ever contributed to or been required to contribute to any Multiemployer Plan. Neither the Company, its Subsidiaries or any ERISA Affiliate have any liability, potential liability or contingent liability (including without limitation liability for past due contributions) with respect to any Multiemployer Plan on behalf of any current or former employee. Neither the Company, its Subsidiaries or any ERISA Affiliate has incurred any current or potential withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Sections 4207 or 4208 thereof), as a result of a complete or partial withdrawal (or potential partial withdrawal) from any Multiemployer Plan.

         3.25 Labor Matters. Except for events that occur after the date hereof which are disclosed in writing by the Company to Watson, (a) there is no labor strike, dispute, slowdown, work stoppage or lockout pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and during the past three years, there has not been any such action; (b) there are no union claims to represent the employees of the Company or any of its Subsidiaries; (c) neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its Subsidiaries; (d) none of the employees of the Company or any of its Subsidiaries are represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its Subsidiaries, nor to the knowledge of the Company does any question concerning representation exist with respect to such employees; (e) the Company and its Subsidiaries are, and has at all times been, in material compliance with all applicable employment laws and practices, including, without limitation, any such laws relating to employment discrimination, occupational safety and health and unfair labor practices; (f) there is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before the National Labor Relations Board or, to the knowledge of the Company, any charges or complaints, pending or threatened with any Governmental Entity who has jurisdiction over unlawful employment practices; (g) there is no grievance or arbitration proceeding arising out of any collective bargaining agreement or other grievance procedure pending relating to the Company or any of its Subsidiaries; (h) neither the Company nor any of its Subsidiaries is delinquent in payments to any of its employees for any wages, salaries, commissions, bonuses or other direct compensation for any services performed by them to the date of this Agreement or amounts required to be reimbursed to such employees; (i) upon termination of the employment of any of the employees of the Company or any of its Subsidiaries after the Closing, neither the Company nor any of its Subsidiaries will be liable to any of its employees for severance pay, except as otherwise required by federal law; (j) the employment of each of the Company's or its Subsidiaries' employees is terminable at will without cost to the Company or any of its Subsidiaries except as required under the Plans and payment of accrued salaries or wages and vacation pay; (k) no employee or former employee of the Company or any of its Subsidiaries has any right to be rehired by the Company or its Subsidiaries prior to the Company's or its Subsidiaries' hiring a person not previously employed by the Company or its Subsidiaries; and
(l) the Disclosure Statement contains a true and complete list of all employees

                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

who are employed by the Company or any of its Subsidiaries as of July 31, 1997, and said list correctly reflects their salaries, wages, other compensation (other than benefits under the Plans), dates of employment and positions. Neither the Company nor any of its Subsidiaries owes any past or present employee any sum in excess of $25,000 individually or $50,000 in the aggregate other than for accrued wages or salaries for the current payroll period, and amounts payable under the Plans. No employee owes any sum to the Company or any of its Subsidiaries in excess of $25,000, and all employees together do not owe the Company or any of its Subsidiaries in excess of $50,000.

         3.26     Environmental Matters.

         (a) The Company, its Subsidiaries and their respective assets and businesses are in substantial compliance with all Environmental Laws and Environmental Permits (as herein defined) applicable to them. A copy of any notice, citation, inquiry or complaint which the Company or any of its Subsidiaries has received in the past three years of any alleged material violation of any Environmental Law or Environmental Permit is contained in the Disclosure Statement, and all such violations alleged in said notices have been or are being corrected. A description of all such violations currently being corrected is contained in the Disclosure Statement. The Company and its Subsidiaries possess all Environmental Permits which are required for the operation of their respective businesses, and are in substantial compliance with the provisions of all such Environmental Permits. Copies of all material Environmental Permits issued to the Company or any of its Subsidiaries have been provided or made available to Watson or its counsel. To the Company's knowledge, the Company has delivered to Watson copies of all environmental reports with respect to the Real Estate and the Leased Premises in its possession (other than reports prepared by or on behalf of Watson) which were conducted during the last five years.

         (b) The Company has provided or made available to Watson the material safety data sheets kept in its possession or a list thereof for the Real Estate and the Leased Premises. There has been no storage, treatment, generation, transportation or Release of any Materials of Environmental Concern by the Company or any of its Subsidiaries, or, to the knowledge of the Company, by any other person or entity for which the Company or any of its Subsidiaries is or may be held responsible, at any Facility (as herein defined) or any Offsite Facility (as herein defined) in material violation of, or which could give rise to any material obligation under, Environmental Laws.

         (c) To the Company's knowledge, the Disclosure Statement sets forth a complete list of all Containers (as herein defined) that are now present at, or have heretofore been removed during the last two years from, the Real Estate or the Leased Premises. To the Company's knowledge, all Containers which have been heretofore removed from the Real Estate or the Leased Premises have been removed substantially in accordance with all applicable Environmental Laws.

                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         (d) For the purposes of this Agreement: (i) "Environmental Laws" means all federal, state and local statutes, regulations, ordinances, rules, regulations and policies, all court orders and decrees and arbitration awards, and the common law, which pertain to environmental matters or contamination of any type whatsoever. Environmental Laws include, without limitation, those relating to: manufacture, processing, use, distribution, treatment, storage, disposal, generation or transportation of Materials of Environmental Concern; air, surface or ground water or noise pollution; Releases; protection of wildlife, endangered species, wetlands or natural resources; Containers; health and safety of employees and other persons; and notification requirements relating to the foregoing; (ii) "Environmental Permits" means licenses, permits, registrations, governmental approvals, agreements and consents which are required under or are issued pursuant to Environmental Laws; (iii) "Materials of Environmental Concern" means (A) pollutants, contaminants, pesticides, radioactive substances, solid wastes or hazardous or extremely hazardous, special, dangerous or toxic wastes, substances, chemicals or materials within the meaning of any Environmental Law, including without limitation any (i) "hazardous substance" as defined in CERCLA, and (ii) any "hazardous waste" as defined in the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C., Sec. 6902 et. seq., and all amendments thereto and reauthorizations thereof; and (B) even if not prohibited, limited or regulated by Environmental Laws, all pollutants, contaminants, hazardous, dangerous or toxic chemical materials, wastes or any other substances, including without limitation, any industrial process or pollution control waste (whether or not hazardous within the meaning of RCRA) which could pose a hazard to the environment or the health and safety of any person, or impair the use or value of any portion of the Real Estate or the Leased Premises; (iv) "Release" means any spill, discharge, leak, emission, escape, injection, dumping, or other release or threatened release of any Materials of Environmental Concern into the environment, whether or not notification or reporting to any governmental agency was or is, required, including without limitation any Release which is subject to CERCLA; (v) "Facility" means any facility as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601, et. seq., as amended and reauthorized ("CERCLA"); (vi) "Offsite Facility" means any Facility which is not presently, and has not heretofore been, owned, leased or occupied by the Company; and (vii) "Containers" means above-ground and under-ground storage tanks.

         3.27 Interim Conduct of Business. Except as otherwise contemplated by this Agreement, since December 31, 1996, neither the Company nor any of its Subsidiaries has:

         (a) sold, assigned, leased, exchanged, transferred or otherwise disposed of any material portion of its assets or property, except for sales of Inventory and cash applied in the payment of the Company's or its Subsidiaries' liabilities in the usual and ordinary course of business in accordance with the Company's or its Subsidiaries' past practices;

         (b) written off any asset which has a net book value which exceeds $25,000 individually or $50,000 in the aggregate in value, or suffered any casualty, damage, destruction or loss, or interruption in use, of any material asset, property or portion of Inventory (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         (c) waived any material right arising out of the conduct of, or with respect to, its business;

         (d) made (or committed to make) capital expenditures, except for such capital expenditures as are in the ordinary course of business, which expenditures in the aggregate do not exceed $100,000;

         (e) made any material change in accounting methods or principles;

         (f) borrowed any money or issued any bonds, debentures, notes or other corporate securities (other than equity securities) in excess of $25,000 individually or $50,000 in the aggregate, including without limitation, those evidencing borrowed money;

         (g) increased the compensation payable to any employee, except for normal pay increases in the ordinary course of business consistent with past practices, but in any event, not granted any increase to any employee in excess of five percent (5%) per annum;

         (h) made any payments or distributions to its employees, officers or directors except such amounts as constitute currently effective compensation for services rendered, amounts paid pursuant to the Plans or reimbursement for reasonable ordinary and necessary out-of-pocket business expenses;

         (i) paid or incurred any management or consulting fees, or engaged any consultants, except in the ordinary course of business consistent with past practices;

         (j) hired any employee who has an annual salary in excess of $50,000;

         (k) terminated any employee having an annual salary or wages in excess of $50,000;

         (l) adopted any new Plan;

         (m)  issued or sold any securities of any class; or

         (n) paid, declared or set aside any dividend or other distribution on its securities of any class, or purchased, exchanged or redeemed any of its securities of any class.

Notwithstanding the foregoing, the Company shall not be deemed to have breached the terms of this Section 3.27 by entering into this Agreement or by consummating the transactions contemplated hereby.

         3.28 Affiliated Transactions. Since January 1, 1996, neither the Company nor any of its Subsidiaries has been a party to any transactions (other than employee compensation and other ordinary incidents of employment) in excess of $15,000 individually or $50,000 in the aggregate with a "Related Party". For purposes of this Agreement, the term "Related Party" shall mean:

                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

                                       26
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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

any present or former officer or director, direct or indirect 10% stockholder or present affiliate of the Company or any of its Subsidiaries, any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons. No property or interest in any property (including, without limitation, designs and drawings concerning machinery) which relates to and is or will be necessary or useful in the present or currently contemplated future operation of the Company's or its Subsidiaries' respective businesses, is presently owned by or leased or licensed by or to any Related Party. Prior to the Closing, all amounts due and owing to or from the Company or its Subsidiaries by or to any of the Related Parties (excluding the amounts contemplated in Section 5.3(j) and employee compensation and other incidents of employment) shall be paid in full and all amounts owed by the Company or its Subsidiaries to any Related Party shall be canceled and of no further force and effect. Except for the ownership of securities representing less than a 5% equity interest in various publicly traded companies, neither the Company, its Subsidiaries, nor to the Company's knowledge, any present or former officer or director of the Company or any present or former known spouse, ancestor or descendant of any of the aforementioned persons or any trust or other similar entity for the benefit of any of the foregoing persons has an interest, directly or indirectly, in any business, corporate or otherwise, which is in competition with the Company's or its Subsidiaries' respective businesses.

         3.29 Significant Customers, Suppliers and Employees. The Disclosure Statement sets forth an accurate list of the Company's and its Subsidiaries' Significant Customers (as defined herein), Significant Suppliers (as defined herein) and Significant Employees (as defined herein). The Company has no knowledge of any intention by a (a) Significant Customer to terminate its business relationship with the Company or its Subsidiaries or to limit or alter its business relationship with the Company or its Subsidiaries in any material respect; (b) Significant Supplier to terminate its business relationship with the Company or its Subsidiaries or to limit or alter its business relationship with the Company or its Subsidiaries in any material respect; or (c) Significant Employee intends to terminate his employment with the Company or its Subsidiaries. As used herein, (w) "Significant Customer" means the 10 largest customers of the Company and its Subsidiaries, taken as a whole, including distributors of the Company's products, measured in terms of sales volume in dollars for the year ended December 31, 1996 and the seven month period ended July 31, 1997, (x) "Significant Supplier" means any supplier of the Company and its Subsidiaries from whom the Company or its Subsidiaries has purchased $250,000 or more of goods during the year ended December 31, 1996 and the seven month period ended July 31, 1997, for use in the Company's or its Subsidiaries' respective businesses; and (y) "Significant Employee" means any officer (other than officers who are employees of Parent) or significant research and development employees of the Company or any of its Subsidiaries.

         3.30 Material Adverse Change. Since December 31, 1996, neither the Company nor its Subsidiaries has suffered any material adverse change in the business, operations, assets, product pipeline, liabilities or financial condition of the Company or its Subsidiaries, taken as a whole, except for changes that have affected the generic pharmaceutical industry as a whole.

                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         3.31 Bribes. Neither the Company, its Subsidiaries nor, to the Company's knowledge, any of their respective officers, directors, employees, agents or representatives has made, directly or indirectly, with respect to the Company, its Subsidiaries or their respective business activities, any bribes or kickbacks, illegal political contributions, payments from corporate funds not recorded on the books and records of the Company or its Subsidiaries, payments from corporate funds to governmental officials, in their individual capacities, for the purpose of affecting their action or the action of the government they represent, to obtain favorable treatment in securing business or licenses or to obtain special concessions, or illegal payments from corporate funds to obtain or retain business.

         3.32 Absence of Indemnifiable Claims, etc. There are no pending claims nor to the knowledge of the Company, any threatened claims by any director, officer or employee of the Company or its Subsidiaries to indemnification by the Company or its Subsidiaries under applicable law, the Certificate of Incorporation or By-laws of the Company or its Subsidiaries or any insurance policy maintained by the Company or its Subsidiaries.

         3.33 No Undisclosed Liabilities. There are no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) of the Company or its Subsidiaries other than (i) liabilities disclosed or provided for in the Financial Statements or the Interim Financial Statements;
(ii) liabilities under this Agreement (or contemplated hereby); (iii) liabilities incurred since July 31, 1997 in the ordinary course of business and consistent with past practices; or (iv) liabilities which, individually or in the aggregate, are not material to the Company or its Subsidiaries.

         3.34 No Brokers. Neither the Company nor any of its Subsidiaries has entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of the Company, Watson or their respective Subsidiaries to pay any finder's fee, brokerage or agent's commissions or other like payments in connection with negotiations leading to this Agreement or the consummation of the transactions contemplated hereby, except that Parent has retained Dillon, Read & Co. Inc. as its financial advisor.

         3.35 Ciprofloxacin Agreement. Neither the Company nor any of its Subsidiaries is, or as a result of the consummation of the transactions contemplated hereby will be, a party to, or bound by, nor are any of their respective assets or businesses subject to or limited by, any of the provisions of the Supply Agreement dated as of January 8, 1997 by and among Bayer AG, Bayer Corporation, Barr Laboratories, Inc. ("Barr") and Parent (the "Cipro Supply Agreement") or the Agreement dated as of March 29, 1996, as amended, between Parent and Barr (the "Barr Supply Agreement") other than limitations which affect the pharmaceutical industry generally. The Company is a party to a Settlement Agreement (the "Settlement Agreement") dated as of January 8, 1997 by and among Parent, the Company, Bayer AG, Bayer Corporation and Barr. Neither Watson nor any of its Subsidiaries will be a party to, or bound by, nor will any of their respective assets or businesses be subject to or limited by, any of the provisions of the Cipro Supply Agreement or the Barr Supply Agreement upon Watson's or one of its Subsidiaries' appointment

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                                       28
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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

as Parent's exclusive distributor of Ciprofloxacin under such agreements, other than limitations which affect the pharmaceutical industry generally and the terms of the Exclusive Distribution Agreement, the terms of which are attached hereto as Exhibit A. Neither Parent nor any of its Subsidiaries are bound by or are a party to any agreement relating to the distribution or sale of Ciprofloxacin in the United States other than the Cipro Supply Agreement, the Barr Supply Agreement or the Settlement Agreement. Neither the Company nor any of its Subsidiaries are bound by or are a party to any agreement relating to the distribution or sale of Ciprofloxacin in the United States other than the Settlement Agreement.

                                   ARTICLE IV

                                    COVENANTS

         4.1 Alternative Proposals. From and after the date hereof and continuing thereafter until the earlier of the termination of this Agreement or the Closing Date, Parent and Seller agree (a) that they shall not, and they shall direct and cause the Company, the Company's Subsidiaries and Parent's, Seller's, the Company's and the Company's Subsidiaries' respective officers, directors, employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by Parent, Seller, the Company or any of the Company's Subsidiaries) not to, initiate or solicit, directly or indirectly, any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, the Company or its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Alternative Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Alternative Proposal, or otherwise facilitate any effort or attempt to make or implement an Alternative Proposal; (b) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing, and it will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 4.1; and (c) that it will notify Watson promptly if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it.

         4.2      Interim Operations.

         (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, except as set forth in the Disclosure Statement or as contemplated by the terms of this Agreement, unless Watson has consented in writing thereto (which consent shall not be unreasonably withheld), Parent and Seller shall cause the Company and each of the Company's Subsidiaries to:

                  (i) conduct their respective operations according to their usual, regular and ordinary

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course in substantially the same manner as heretofore conducted, including, without limitation, continue to purchase inventory (subject to Section 5.3(j) with respect to the purchase of Distributed Ranitidine), sell products (i.e. no special sales promotions or discount programs outside the ordinary course of business) and pay outstanding obligations in the ordinary course of business consistent with past practices;

                  (ii) to the extent consistent with their respective businesses, use commercially reasonable good faith efforts to preserve intact their respective business organizations and goodwill, keep available the services of their respective Significant Employees and maintain satisfactory relationships with those persons having business relationships with them;

                  (iii) not amend their respective Certificates of Incorporation or By-Laws or comparable governing instruments;

                  (iv) promptly notify Watson of any Company Material Adverse Effect, any material litigation or material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the material breach of any representation or warranty contained herein;

                  (v) not (A) issue any shares of its capital stock, effect any stock split or otherwise change its capitalization as it existed on the date hereof; (B) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital stock; (C) increase any compensation or enter into or amend any employment agreement with any of its present or future officers, directors or employees, except for normal increases consistent with past practice, but in any event, not grant any increase in compensation to any officer, director or employee in excess of five percent (5%) per annum; (D) grant any severance or termination package to any employee or consultant, except to the extent consistent with past practices; (E) hire any new employee who shall have, or terminate the employment of any employee who has, an annual salary in excess of $50,000; or (F) adopt any new Plan (including any stock option, stock benefit or stock purchase plan) or amend any existing Plan in any material respect, except for changes which are less favorable to participants in such Plans;

                  (vi) not (A) declare, set aside or pay any dividend or make any other distribution or payment with respect to any shares of its capital stock or other ownership interests; or (B) directly or indirectly, redeem, purchase or otherwise acquire any shares of its capital stock, or make any commitment for any such action;

                  (vii) not enter into any agreement or transaction, or agree to enter into any agreement or transaction, outside the ordinary course of business, including, without limitation, any transaction involving a merger, consolidation, material joint venture, material license agreement, partial or complete liquidation or dissolution, reorganization, recapitalization, restructuring or a purchase, sale, lease or other disposition of a material portion of assets or capital stock;

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

                  (viii) not enter into any additional research and development contracts which call for the payment or receipt of funds in excess of $10,000 individually or $50,000 in the aggregate;

                  (ix) not incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of others other than in the ordinary course of its business consistent with past practices, but in no event in an amount exceeding $100,000 in the aggregate (other than normal expenditures for the purchase of raw materials or other supplies);

                  (x) not make any loans, advances or capital contributions to, or investments in, any other Person;

                  (xi) not make or commit to made any capital expenditures in excess of $25,000 individually or $50,000 in the aggregate;

                  (xii) not apply any of its assets to the direct or indirect payment, discharge, satisfaction or reduction of any amount payable directly or indirectly to or for the benefit of any affiliate or Related Party of the Company or any of its Subsidiaries or enter into any transaction with any affiliate or Related Party of the Company or its Subsidiaries (except for payment of salary and other customary expense reimbursements made in the ordinary course of business to Related Parties who are employees of the Company or its Subsidiaries);

                  (xiii) not voluntarily elect to alter the manner of keeping its books, accounts or records, or change in any manner the accounting practices therein reflected, except for changes in accounting laws which effect all pharmaceutical companies generally;

                  (xiv) not grant or make any mortgage or pledge or subject itself or any of its material properties or assets to any lien, charge or encumbrance of any kind, except liens for taxes not yet delinquent;

                  (xv) maintain insurance on its tangible assets and its businesses in such amounts and against such risks and losses as are currently in effect;

                  (xvi) not exercise any of the options contained in the Option Agreements between the Company and Pharma Pass, LLC; or

                  (xvii) not reduce the amount of the Medicaid rebates included as an accrued liability in the books and records or the consolidated financial statements of the Company and its Subsidiaries or the Dapa Reserve reflected in the books and records or the consolidated financial statements of the Company and its Subsidiaries if the effect of such reduction would be to increase the net income of the Company or its Subsidiaries.

         4.3 Filings; Other Action. Subject to the terms and conditions herein provided, the

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         Company and Watson shall: (a) promptly make their respective filings and thereafter make any other required submissions under the HSR Act with respect to the transactions contemplated herein; (b) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Closing Date with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Closing Date from, governmental or regulatory authorities of the United States, the several states and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby; and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (c) use commercially reasonable good faith efforts to obtain all consents under or with respect to, any contract, lease, agreement, purchase order, sales order or other instrument, Permit or Environmental Permit, where the consummation of the transactions contemplated hereby would be prohibited or constitute an event of default, or grounds for acceleration or termination, in the absence of such consent; and (d) take, or cause to be taken, all other commercially reasonable actions as are reasonably necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Closing Date, any further commercially reasonable action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of Watson, Parent and Seller shall take all such necessary action.

         4.4 Inspection of Records. From the date hereof to the earlier of the Closing Date or the termination of this Agreement, Parent and Seller shall cause the Company and each of the Company's Subsidiaries to (a) allow all designated officers, attorneys, accountants and other representatives of Watson reasonable access during normal business hours to the offices, records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of the Company and its Subsidiaries; (b) furnish to Watson, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such persons may reasonably request; and (c) instruct the employees, counsel and financial advisors of the Company and its Subsidiaries to cooperate with Watson and its investigation of the business of the Company and its Subsidiaries. All information disclosed by the Company to Watson and its representatives shall be subject to the terms of that certain Non-Disclosure Agreement (the "Confidentiality Agreement") dated as of February 22, 1996 between Watson and the Company, which agreement is hereby ratified and confirmed in its entirety.

         4.5 Publicity. Neither party hereto shall make any press release or public announcement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party hereto (which consent shall not be unreasonably withheld); provided, however, that each party hereto may make any disclosure or announcement which such party, in the opinion of its legal counsel, is obligated to make pursuant to applicable law or regulation of any national securities exchange, in which case, the party desiring to make the disclosure shall consult with the other party hereto prior to making such disclosure or announcement.

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         4.6 Further Action. Each party hereto shall, subject to the fulfillment at or before the Closing Date of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the transactions contemplated hereby, including, without limitation, the conditions to closing set forth in
Article V hereof.

         4.7 Expenses. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses except as expressly provided herein; provided, however, that Parent shall pay all of the transaction costs and expenses incurred by the Company or Seller in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of Dillon, Read & Co. Inc., Shook, Hardy & Bacon L.L.P. and KPMG Peat Marwick LLP.

                                    ARTICLE V

                                   CONDITIONS

         5.1 Conditions to Each Party's Obligation to Effect the Transaction. The respective obligations of each party to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of each of the following conditions (unless waived by each of the parties hereto in accordance with the provisions of Section 8.7 hereof):

         (a) The waiting period applicable to the consummation of the transactions contemplated hereby under the HSR Act shall have expired or been terminated.

         (b) No preliminary or permanent injunction or other order or decree by any federal or state court which prevents the consummation of the transactions contemplated hereby or materially changes the terms or conditions of this Agreement shall have been issued and remain in effect. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

         (c) All material consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board or other regulatory body required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings or registrations required to be filed or registered after the Closing Date.

         (d) The Company and Barr shall have amended (the "Barr Amendment") the Preferred Supplier Agreement (the "Barr Agreement") dated as of March 29, 1996 between the Company and Barr to delete Section 15.6 of the Barr Agreement or shall terminate the Barr Agreement. If amended, no provision of the Barr Agreement other than Section 15.6, shall be amended

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

without the prior written consent of Watson, which consent shall not be unreasonably withheld. Watson shall also have received sufficient evidence that any and all payments required to be made to Barr as consideration for entering into the Barr Amendment or terminating the Barr Agreement have been paid by Seller or Parent.

         (e) The Company and Parent shall have entered into an Exclusive Distribution Agreement, which shall incorporate the provisions set forth on Exhibit A attached hereto.

         (f) The Company and Parent shall have entered into a Contract Manufacturing Agreement in the form attached hereto as Exhibit B.

         (g) Watson and Parent shall have entered into an Agreement with Respect to Tax Matters in the form attached hereto as Exhibit C.

         (h) The Company and Parent shall have entered into the Supply and License Agreement in the form attached hereto as Exhibit D.

         (i) The Company and Merrell Pharmaceuticals, Inc. ("Merrell") shall have entered into the Lease in the form attached hereto as Exhibit E, relating to the lease of a portion of Merrell's facility located in Cincinnati, Ohio.

         (j) The Company and Parent shall have entered into the Information Services Agreement in the form attached hereto as Exhibit F relating to the use of Parent's computer system.

         (k) The Company and Parent shall have entered into the Seconding Agreement in the form attached hereto as Exhibit G.

         5.2 Conditions to Obligation of Seller to Effect the Transaction. The obligation of Parent and Seller to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by Parent in accordance with the provisions of Section 8.7 hereof):

         (a) Watson shall have paid the Estimated Cash Payment to Seller as provided in Section 1.4 hereof.

         (b) Watson shall have performed, in all material respects, all of its agreements contained herein that are required to be performed by Watson on or prior to the Closing Date, and Seller shall have received a certificate of a duly authorized officer of Watson, dated the Closing Date, certifying to such effect.

         (c) The representations and warranties of Watson contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, except

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

to the extent that a failure to be true and correct would not have a Watson Material Adverse Effect, and Seller shall have received a certificate of a duly authorized officer of Watson, dated the Closing Date, certifying to such effect.

         (d) Seller shall have received from Watson certified copies of the resolutions of Watson's Board of Directors approving and adopting this Agreement, the Watson Ancillary Documents and the transactions contemplated hereby and thereby.

         (e) Seller shall have received the opinion of D'Ancona & Pflaum relating to certain portions of Watson's representations and warranties contained in Sections 2.1, 2.2, 2.3 and 2.6 of this Agreement, which opinion shall be reasonably acceptable to Parent.

         (f) Watson shall have executed and delivered such other documents and taken such other actions as Seller shall reasonably request.

         5.3 Conditions to Obligation of Watson to Effect the Transaction. The obligations of Watson to effect the transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions (unless waived by Watson in accordance with the provisions of Section
8.7 hereof):

         (a) Seller shall have delivered to Watson certificates representing all of the outstanding Shares, duly endorsed in blank or with duly executed stock powers attached.

         (b) Parent and Seller shall have caused the Company and each of its Subsidiaries to deliver to Watson written resignations effective as of the Closing Date of all of the directors of the Company and its Subsidiaries.

         (c) Parent and Seller shall have performed, in all material respects, all of their respective agreements contained herein that are required to be performed by Seller and/or Parent on or prior to the Closing Date, and Watson shall have received a certificate of a duly authorized officer of each of Seller and Parent, dated the Closing Date, certifying to such effect.

         (d) The representations and warranties of Seller and Parent contained in this Agreement and in any document delivered in connection herewith shall be true and correct as of the Closing, except to the extent that a failure to be true and correct would not have a Company Material Adverse Effect, and Watson shall have received a certificate of a duly authorized officer of each of Seller and Parent, dated the Closing Date, certifying to such effect.

         (e) Watson shall have received from Seller certified copies of the resolutions of Seller's Board of Directors and sole stockholder approving and adopting this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         (f) Watson shall have received from Parent certified copies of the resolutions of Parent's Board of Directors and stockholders, if necessary, approving and adopting this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.

         (g) Watson shall have received the opinion of Shook, Hardy & Bacon L.L.P. relating to certain portions of Parent's and Seller's representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.6 and 3.7 of this Agreement, which opinion shall be reasonably acceptable to Watson.

         (h) From the date of this Agreement through the Closing Date, there shall not have occurred any (i) material adverse change in the financial condition, business, assets, product pipeline or operations of the Company and its Subsidiaries, taken as a whole; or (ii) material damage to or material loss of any of the assets of or premises occupied by the Company or any of its Subsidiaries due to fire, flood, riot, theft, act of God or other casualty, which is not adequately covered by insurance, including business interruption insurance.

         (i) The Company shall have received the consent of Novopharm for the change of control to the Preferred Distributor Agreement (the "Novopharm Agreement") dated August 29, 1994 between the Company and Novopharm Limited ("Novopharm"), which consent shall not alter any of the provisions of the Novopharm Agreement in any manner, without the prior written consent of Watson, which consent shall not be unreasonably withheld.

         (j) Watson shall have received a letter from Parent stating that the intercompany payable owed by the Company and/or its Subsidiaries to Parent and/or its affiliates has been converted from a liability to a contribution of capital by Parent to Seller and by Seller to the Company as of the Closing Date; provided, however, that all additional amounts loaned by Parent to the Company and its Subsidiaries after the date hereof through the Closing relating to the purchase of Distributed Ranitidine (which amount shall not exceed $30,000,000 in the aggregate) (i) shall remain outstanding as of the Closing Date; (ii) shall not be converted into a contribution to capital; and (iii) shall be due and payable on the later of the Closing Date or October 1, 1997, with interest accruing at a rate equal to the thirty day London Interbank Offering Rate ("LIBOR") plus 1 1/2% per annum.

         (k) Watson shall have received sufficient evidence that the Company and/or its Subsidiaries have properly disposed of, or transferred the ownership rights to an entity other than the Company or one of its Subsidiaries with respect to, (i) its Monroe, North Carolina facility owned by Chelsea Laboratories, Inc.; and (ii) all of its ownership interests in Caribe.

         (l) Watson can delay the Closing until October 31, 1997 due to Watson's on-going attempt to enter into a satisfactory arrangement with Searle & Co. ("Searle") relating to the non-competition provisions of the Distribution Agreement dated July 1, 1994 between the Company and Hamilton Pharma Inc.; provided, that this condition shall terminate as of October 31, 1997.

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         (m) Watson shall have received sufficient evidence that each of the agreements between the Company and Pharma Pass, LLC and its affiliates relating to the products * and * have been terminated on or prior to the Closing Date.

         (n) Seller and Parent shall have executed and delivered such other documents and taken such other actions as Watson shall reasonably request.

                                   ARTICLE VI

                             POST-CLOSING AGREEMENTS

         6.1 Certain Definitions. For purposes of this Article VI, the following terms shall have the following meanings:

         (a) "Cost of Sales" shall be determined using the accrual basis of accounting in accordance with GAAP applied in a manner consistent with Watson's customary practices. Cost of Sales with respect to each Product and Distributed Ranitidine (as defined herein), as the case may be, means the sum of the following amounts: (i) the Manufacturing Costs (as defined herein) relating to such Product or Distributed Ranitidine, as the case may be; plus (ii) all royalties paid by Watson or any of its Subsidiaries with respect to such Product or Distributed Ranitidine, as the case may be, except for the royalty to be paid pursuant to Section 6.4. For purposes of calculating Cost of Sales with respect to each unit of Product purchased by Watson or any of its Subsidiaries from Parent pursuant to the terms of the Contract Manufacturing Agreement attached hereto as Exhibit B and the Supply and License Agreement attached hereto as Exhibit D, each such unit of Product shall be deemed to be purchased for the price of such unit of Product set forth in * the Supply and License Agreement and * the Contract Manufacturing Agreement *.

         (b) "Distribution Business" means the business conducted by Watson or any of its Subsidiaries (including the Company), involving both (x) the purchase of finished pharmaceutical products by Watson or any of its Subsidiaries manufactured by any Person (other than Watson or any of its Subsidiaries); and
(y) the sale of such products by Watson or any of its Subsidiaries to pharmaceutical wholesalers, warehousing chains, non-warehousing chains, retail buying groups, hospital buying groups, independent pharmacies and any other purchaser; provided, however, that the definition of Distribution Business shall specifically exclude, and the calculation of Distribution Net Profits (as defined herein) shall specifically exclude Distribution Net Profits derived by Watson or any of its Subsidiaries from, each of the foregoing: (i) the distribution and/or sale of pharmaceutical products by Watson or any of its Subsidiaries in which Watson or any of its Subsidiaries owns the ANDA or the NDA; (ii) the distribution and/or sale of pharmaceutical products by Watson or any of its Subsidiaries under a brand name and detailed to physicians; (iii) the distribution and/or sale of the generic equivalent of a branded product (each,

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a "Genericized Product") by Watson or any of its Subsidiaries if Watson or any
of its Subsidiaries has acquired such distribution rights from the holder or licensor of the NDA relating to such branded product so long as the Genericized Product does not replace an AB rated equivalent product or an AB rated equivalent Product being distributed by Watson or any of its Subsidiaries at the time of the acquisition of such Genericized Product by Watson or any of its Subsidiaries; (iv) the distribution and/or sale of any of the Products by Watson or any of its Subsidiaries; (v) the distribution and/or sale by Watson or any of its Subsidiaries of products distributed in packaging that was not historically available through the Company's or any of its Subsidiaries' distribution channels, including, without limitation, specially packaged unit dose products;
(vi) the distribution and/or sale of ranitidine (Rx or OTC) or Ciprofloxacin by Watson or any of its Subsidiaries; and (vii) the distribution and/or sale of any pharmaceutical products by Watson or its Subsidiaries in any country other than the United States ((i) through (vii) above being collectively referred to herein as the "Watson Products").

         (c) "Distribution Net Profits" means the actual gross invoice price of each product sold through the Distribution Business as determined using the accrual basis of accounting in accordance with GAAP applied in a manner consistent with Watson's customary practices, less the sum of (i) any and all promotional allowances, rebates, quantity and cash discounts, and other usual and customary discounts to customers accrued in the ordinary course of business, in accordance with historical practice and GAAP and current industry trends; plus (ii) amounts repaid or credited by reason of rejections or returns of goods; plus (iii) retroactive price reductions; plus (iv) 50% of the reasonable allowance for doubtful accounts accrued in the ordinary course of business, in accordance with historical practice and GAAP; plus (v) the aggregate amount paid by Watson or any of its Subsidiaries to any third party to purchase products sold through the Distribution Business; plus (v) all royalties paid by Watson or any of its Subsidiaries with respect to the Distribution Business; provided, however, that the calculation of Distribution Net Profits shall exclude the impact of unusual and non-recurring items as determined in accordance with GAAP applied in a manner consistent with Watson's customary practices.

         (d) "Manufacturing Cost" means, with respect to a Product, Watson's or any of its Subsidiaries' Direct Material Costs, Direct Labor Costs and Overhead attributable to such Product. "Direct Material Costs" shall mean reasonable costs incurred in purchasing raw materials (without deduction for waste), including sales and excise taxes imposed thereon, and all costs of packaging components. "Direct Labor Costs" shall mean the reasonable cost of temporary and full-time employees engaged in manufacturing activities who are directly involved in product manufacturing and packaging and in quality assurance/quality control. "Overhead" allocated to a Product means indirect costs associated with the production, testing, packaging, storage and handling of product, including a reasonable allocation of facilities' costs allocable to product manufacturing and packaging, including electricity, water, sewer, waste disposal, property taxes and depreciation of building and machinery. The allocation and calculation of Watson's or its Subsidiaries' Manufacturing Costs shall be made in accordance with standard cost and reasonable cost accounting methods in accordance with GAAP, applied in a manner consistent with Watson's

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customary practices. In the case of Products or Distributed Ranitidine manufactured in whole or in part by a third party or third parties on behalf of Watson or its Subsidiaries, "Manufacturing Cost" shall include all costs paid to such third party or third parties by Watson or its Subsidiaries in order to complete the Products or Distributed Ranitidine, as the case may be, including, without limitation, costs related to the purchase of labels. With respect to products purchased by Watson or one of its Subsidiaries in finished package form, only the costs paid by Watson or one of its Subsidiaries to such third party to purchase such products shall be included in the calculation of Manufacturing Costs with respect to such product. Notwithstanding the foregoing, Manufacturing Costs shall not include costs relating to distribution expenses.

         (e) "Net Profits" means for each Product and for Distributed Ranitidine, the amount by which Net Sales with respect to each Product or Distributed Ranitidine, as the case may be, exceeds Cost of Sales with respect to each Product or Distributed Ranitidine, as the case may be; provided, however, that the calculation of Net Profits shall exclude the impact of unusual and non-recurring items as determined in accordance with GAAP applied in a manner consistent with Watson's customary practices.

         (f) "Net Sales" shall be determined using the accrual basis of accounting in accordance with GAAP applied in a manner consistent with Watson's customary practices. Net Sales means the actual gross invoice price of each Product or Distributed Ranitidine, as the case may be, sold by Watson or any of its Subsidiaries, regardless of whether such Product is distributed or manufactured, less (i) any and all promotional allowances, rebates, quantity and cash discounts, and other usual and customary discounts to customers accrued in the ordinary course of business, in accordance with historical practice and GAAP and current industry trends, (ii) amounts repaid or credited by reason of rejections or returns of goods, (iii) retroactive price reductions, and (iv) 50% of the reasonable allowance for doubtful accounts accrued in the ordinary course of business, in accordance with historical practice and GAAP.

         (g) "Product" or "Products" means the products listed on Exhibit H attached hereto.

         6.2      Sale of Product.

         (a) Watson and its Subsidiaries shall sell each Product and each product included in the Distribution Business at prices to be determined by Watson in its sole and absolute discretion. Watson and its Subsidiaries agree to use commercially reasonable good faith efforts to develop, market, manufacture or have manufactured, as the case may be, and sell each Product or each product included in the Distribution Business, unless it becomes commercially unfeasible for Watson or its Subsidiaries to continue to develop, market, manufacture or have manufactured such product. Notwithstanding the foregoing, such efforts shall be used without regard to the payment to be made pursuant to Section 6.5 of this Agreement.

         (b) During calendar years 1998, 1999 and 2000, Watson and its Subsidiaries shall record sales of Products or products included in the Distribution Business according to their usual,

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regular and ordinary course in substantially the same manner as recorded in the past. Without limiting the foregoing, Watson and its Subsidiaries shall not (i) take any actions outside the ordinary course of business to book sales in the year 1998 or defer the recognition of sales to the year 2000 that would, in each case, otherwise be booked in 1999; or (ii) conduct promotional sales programs during the last quarter of 1998 or 1999 or during the first quarter of 2000, in each case, outside the ordinary course of business that would have the effect of increasing sales in 1998 or 2000 and decreasing sales in 1999.

         (c) The Upside Sharing Payment (as defined herein) shall reflect the net profit (as calculated in the same manner as the calculation of Net Profit) received by Watson or its Subsidiaries on the bundled sale of Products or products included in the Distribution Business multiplied by the following fraction, the numerator of which is equal to the number of units of such Product or Distribution Business product, as the case may be, included in such bundled sale multiplied by the standard invoice unit price thereof, and the denominator of which is equal to the sum of the number of units of each product (including the Products or any product sold through the Distribution Business) or service included in such bundled sale multiplied by the respective standard invoice unit price thereof.

         6.3 Quarterly Reporting. From the Closing Date through the period that Watson or any of its Subsidiaries sells ranitidine (Rx or OTC) as a distributed (rather than a manufactured) product through goods purchased from Novopharm or any other third party ("Distributed Ranitidine"), within forty-five (45) days after the end of each calendar quarter, Watson shall provide Seller with a statement of accounting (the "Quarterly Report") which shall set forth in full detail Watson's and its Subsidiaries' computation of Net Profits relating to Watson's or any of its Subsidiaries' sale of Distributed Ranitidine during the calendar quarter recently ended. The Quarterly Report shall be accompanied by a certificate of an executive officer of Watson certifying the amount of Distributed Ranitidine sold by Watson and its Subsidiaries for the period covered by such Quarterly Report.

         6.4      Royalty Payment on Distributed Ranitidine.

         (a) Together with the delivery of the Quarterly Report by Watson to Seller, Watson shall pay Seller an amount equal to * of the Net Profit relating to Watson's or any of its Subsidiaries' sale of Distributed Ranitidine (Rx) and Distributed Ranitidine (OTC), respectively, during the calendar quarter covered by the Quarterly Report; provided, however, that, in lieu of the foregoing royalty, until the earlier of the date upon which the Ranitidine Payment (as defined herein) has been paid in full or December 31, 1998, Watson or one of its Subsidiaries shall pay Seller * of the Net Profit earned by Watson and its Subsidiaries on the sale of Distributed Ranitidine during the period beginning on the Closing Date and ending on December 31, 1998. For purposes of this Agreement, the "Ranitidine Payment" shall mean an amount equal to $15,000,000, which amount is comprised of the sum of (i) any amount of Net Profit earned by the Company or one of its Subsidiaries on the sale of Distributed Ranitidine during the period from the opening of business

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

on August 11, 1997 through the Closing Date; and (ii) any amounts paid by Watson or one of its Subsidiaries to Seller pursuant to the proviso at the end of the first sentence of this Section 6.4(a) or Section 6.4(b)(ii) herein; and (iii) amounts paid to Seller or Parent pursuant to Section 2.13 of the Contract Manufacturing Agreement attached hereto as Exhibit B, but shall exclude the amounts paid by Watson to Seller pursuant to Section 6.4(e) herein.

         (b) To the extent Watson, the Company or any of their respective Subsidiaries actually receives any refund of the amounts described in Sections 6 and 9(a) of the Novopharm Agreement, or any other amounts from Novopharm due to the breach of such agreement by Novopharm or due to purchase credits or similar adjustments (other than credits for shortages of goods or damaged goods), whether such amounts are received, or relate to events occurring, before or after the Closing, Watson agrees that such refund or payment shall be distributed as follows: (i) first, to pay any and all out-of-pocket costs and expenses incurred by Watson, the Company or their respective Subsidiaries, or by Parent and its Subsidiaries, at the request of Watson, to collect such refund or payment, including, without limitation, all out-of-pocket legal expenses and court costs; (ii) second, if the event that gave rise to such breach or credit occurred on or prior to December 31, 1998, to Seller in an amount up to the unpaid portion of the Ranitidine Payment as of the date Watson or any of its Subsidiaries actually receives such refund or payment; and (iii) finally, any remainder of such refund or payment shall be shared by the Company and Seller as follows: *. Notwithstanding the foregoing, the amounts described in Section 6.4(e) hereof shall be paid by Watson or one of its Subsidiaries to Seller.

         (c) Within a reasonable time after there are no limitations (legal or otherwise) on the Company's or its Subsidiaries' ability to sell ranitidine under its own ANDA, or such earlier date as Watson determines, in its sole and absolute discretion, Watson shall cause the Company to deliver a termination notice to Novopharm pursuant to Section 4 of the Novopharm Agreement.

         (d) Watson and its Subsidiaries shall sell Distributed Ranitidine at a price to be determined by Watson in its sole and absolute discretion. Until such time as Watson or one of its Subsidiaries begins to sell ranitidine as a manufactured product, Watson and its Subsidiaries agree to use commercially reasonable good faith efforts to market and sell Distributed Ranitidine, unless it becomes commercially unfeasible for Watson or its Subsidiaries to continue to market and sell Distributed Ranitidine. Such efforts shall be used without regard to the payments to be made pursuant to this Section 6.4. Payments to Seller based upon the Net Profit earned on the sale of Distributed Ranitidine shall reflect the net profit (as calculated in the same manner as the calculation of Net Profit) received by Watson or its Subsidiaries on the bundled sale of products including Distributed Ranitidine multiplied by the following fraction, the numerator of which is equal to the number of units of Distributed Ranitidine multiplied by the standard invoice unit price thereof, and the denominator of which is equal to the sum of the number of units of each product (including Distributed Ranitidine) or service included in such bundled sale multiplied by the respective standard invoice unit price thereof.

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         (e) To the extent that Watson or one of its Subsidiaries actually receives any amounts from Novopharm relating to purchase credits on any units of Distributed Ranitidine sold by the Company or its Subsidiaries and such purchase credits relate in whole or in part to the period of time prior to August 11, 1997, Watson or one of its Subsidiaries shall pay such amount of the credits which relate to the sale of Distributed Ranitidine made by the Company or its Subsidiaries prior to August 11, 1997 to Seller within ten (10) days after its receipt of such amount.

         6.5      Upside Sharing Payment.

         (a) Subject to the provisions of Section 6.6 herein, on or prior to March 31, 2000, Watson shall provide Seller with a statement of accounting (the "Upside Sharing Report") which shall set forth in full detail the computation of
(i) the Net Profit on Watson's and its Subsidiaries' sale of the Products during calendar year 1999; and (ii) the Distribution Net Profit during calendar year 1999 (the sum of (i) and (ii) being collectively referred to herein as the "Upside Net Profits"). The Upside Sharing Report shall be accompanied by a certificate of an executive officer of Watson certifying the amount of the Upside Net Profits.

         (b) Subject to the provisions of Section 6.6 herein, together with the delivery of the Upside Sharing Report by Watson to Seller, Watson shall pay to Seller an amount equal to the following (the "Upside Sharing Payment") provided, however, that the Upside Sharing Payment shall not exceed $150,000,000:

                  (i) if the Upside Net Profits are less than or equal to $*, zero dollars ($0.00);

                  (ii) if the Upside Net Profits are less than or equal to $* but greater than $*, (A) four (4); multiplied by (B) the Upside Net Profits less $*;

                  (iii) if the Upside Net Profits are less than or equal to $* but greater than $*, $20,000,000 plus the following: (A) three (3); multiplied by (B) the Upside Net Profits less $*;

                  (iv) if the Upside Net Profits are less than or equal to $* but greater than $*, $35,000,000 plus the following: (A) two and one-half (2.5); multiplied by (B) the Upside Net Profits less $*; and

                  (v) if the Upside Net Profits are greater than $*, $47,500,000 plus the following: (A) two (2); multiplied by (B) the Upside Net Profits less $*.

         6.6      Sales and Acquisitions.

         (a) Except for acquisitions which qualify for the treatment under
Section 6.6(b) herein: if (i) Watson or any of its Subsidiaries (A)(I) acquires any pharmaceutical distribution business or

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

any portion thereof in one or a series of related transactions; or (II) acquires any entity which is in the pharmaceutical distribution business in one or a series of related transactions and such distribution business is acquired by Watson or any of its Subsidiaries in connection with such acquisition, and, in each of (I) or (II) above, the aggregate net sales of the distribution business acquired exceeds $* during the twelve month period immediately prior to such acquisition, excluding the net sales of any products acquired which are or will be Watson Products; or (ii) Watson sells to an unaffiliated third party all or substantially all of the Distribution Business in one or a series of related transactions (each of (i) and (ii) being collectively referred to herein as a "Sale Event"), then, except as provided below in this Section 6.6(a), for purposes of calculating the Upside Net Profit, the Distribution Net Profits derived by Watson and its Subsidiaries from the Distribution Business during calendar year 1999 shall be deemed to be equal to (x) if the Sale Event occurs on or after January 1, 1998, the Distribution Net Profits derived by Watson and its Subsidiaries from the Distribution Business during the twelve month period ending on the last day of the calendar month immediately preceding such Sale Event; or (y) if the Sale Event occurs prior to January 1, 1998, the Distribution Net Profits derived by Watson and its Subsidiaries from the Distribution Business during calendar year 1997 for the period beginning on January 1, 1997 and ending on the day immediately preceding the closing date of the Sale Event multiplied by the following fraction, the numerator of which is equal to 365 and the denominator of which is equal to the number of days between January 1, 1997 and the day immediately preceding the closing date of the Sale Event. Notwithstanding the foregoing, if the net profits (calculated in the same manner as the calculation of Distribution Net Profits) of any distribution business acquired by Watson or any of its Subsidiaries pursuant to Section 6.6(a)(i) is not less than zero for the twelve month period ending on the date of the most recent financial statements referenced in the principal acquisition agreement relating to Watson's or any of its Subsidiaries' acquisition of such distribution business, then, in lieu of the foregoing calculation of Distribution Net Profits, Watson may, in its sole discretion, elect to calculate Distribution Net Profits derived by Watson and its Subsidiaries from the Distribution Business during calendar year 1999 in accordance with the provisions of Section 6.5 hereof. Watson must exercise such election by delivering written notice to Parent on or prior to the closing date of the acquisition of such distribution business. If Watson or one of its Subsidiaries acquires any entity described in Section 6.6(a)(i)(A) above, with net sales (excluding sales attributable to Watson Products) equal to or less than $* during the twelve month period immediately prior to such acquisition, the net profits (calculated in the same manner as the calculation of Distribution Net Profits) derived by Watson and its Subsidiaries from such acquired business during calendar year 1999 shall be included in the calculation of Distribution Net Profits.

         (b) If (i) Watson or any of its Subsidiaries acquires any pharmaceutical company primarily engaged in the manufacture and sale of pharmaceutical products (an "Acquired Company"); and (ii) the Acquired Company distributes (but not manufactures) five or less pharmaceutical products at the time of such acquisition (the "Acquired Distributed Products"), then, for purposes of calculating Upside Net Profits, the Distribution Net Profits derived by Watson and its Subsidiaries from the sale of the Acquired Distributed Products during calendar year 1999 shall be deemed to be equal to the sum of (x) the Distribution Net Profits derived by

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

Watson and its Subsidiaries from the sale of the Acquired Distributed Products during the twelve month period ending on the last day of the calendar month immediately preceding the closing date of the acquisition of the Acquired Company by Watson or any of its Subsidiaries; plus (y) the difference between
(A) the Distribution Net Profits derived by Watson and its Subsidiaries from the sale of the Acquired Distributed Products during calendar year 1999; and (B) the sum of (I) the Distribution Net Profits derived by Watson and its Subsidiaries from the sale of the Acquired Distributed Products during the twelve month period ending on the last day of the calendar month immediately preceding the closing date of the acquisition of the Acquired Company by Watson or any of its Subsidiaries; plus (II) the Distribution Net Profits derived by the Acquired Company from the sale of the Acquired Distributed Products during the twelve month period ending on the last day of the calendar month immediately preceding the closing date of the acquisition of the Acquired Company by Watson or any of its Subsidiaries; provided, however, that the amount calculated pursuant to this subparagraph (y) shall not be less than zero.

         (c) If Watson or any of its Subsidiaries disposes of any Product at any time on or prior to December 31, 1999, (i) all Net Profits received from the commercial sale of such Product during calendar year 1999 shall be excluded from the calculation of Upside Net Profits; and (ii) as consideration for the exclusion of the Net Profits derived from the commercial sale of such Product from the calculation of Upside Net Profits, Watson or one of its Subsidiaries shall pay Seller an amount in cash equal to one-half (1/2) of any and all consideration received by Watson and its Subsidiaries in connection with such sale, including, without limitation, one-half (1/2) of the reasonably estimated present value (using an 8% discount factor) of any future payments (including royalty payments) to be received by Watson or any of its Subsidiaries in connection with the disposition of such Product and the fair market value of the securities or other non-cash consideration received by Watson or its Subsidiaries, but after payment of all reasonable out-of-pocket costs and expenses related to such sale, including, without limitation, any legal, accounting and investment banking fees; provided, however, that if the closing of the disposition of such Product occurs at any time prior to December 31, 1999, in lieu of receiving the amounts set forth in Section 6.6(c)(ii), Parent may elect to include the Net Profits derived from the sale of such Product during the twelve month period ending on the last day of the calendar month immediately preceding the closing date of the disposition of such Product in the calculation of the Upside Net Profits. Parent must exercise such election by delivering written notice to Watson on or prior to thirty (30) days after its receipt of the Transfer Notice (as defined herein) with respect to the transaction consummated by Watson or any of its Subsidiaries pursuant to this
Section 6.6(c).

         (d) If Watson or any of its Subsidiaries acquires any company which is selling one or more of the Products or if Watson or any of its Subsidiaries acquires the right to sell one or more of the Products from an unaffiliated third party (each, a "Product Acquisition") and Watson or one of its Subsidiaries is selling such Product as of the date of the Product Acquisition, for purposes of calculating the Upside Net Profits, the Net Profit derived from the sale of such Product by Watson and its Subsidiaries during calendar year 1999 shall be equal to the Net Profit derived by Watson and its Subsidiaries from the sale of such Product during calendar year 1999 multiplied by the following fraction: the numerator of which is equal to the Net Profit derived by

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

Watson and its Subsidiaries from the sale of such Product for the twelve month period ending on the day immediately preceding the closing of the Product Acquisition, and the denominator of which is equal to the sum of (i) the Net Profit derived by Watson and its Subsidiaries from the sale of such Product for the twelve month period ending on the day immediately preceding the closing of the Product Acquisition; plus (ii) the Net Profit derived by the Person selling the Product to Watson or one of its Subsidiaries (the "Product Selling Entity") from the sale of such Product for the twelve month period ending on the day immediately preceding the closing of the Product Acquisition. If either Watson or any of its Subsidiaries, on the one hand, or the Product Selling Entity, on the other hand, has not been selling such Product for the entire twelve month period referenced above, then the twelve month period referenced above shall be revised to only include the period of time that each of Watson or any of its Subsidiaries, on the one hand, or the Product Selling Entity, on the other hand, has been selling such Product. The Net Profit derived by each of Watson or any of its Subsidiaries, on the one hand, or the Product Selling Entity, on the other hand, from the sale of such Product shall be appropriately adjusted to exclude the Net Profits earned by Watson or any of its Subsidiaries, on the one hand, or the Product Selling Entity, on the other hand, on the sale of the Product due to initial new product launch stocking orders.

         (e) Except as otherwise specified in this Section 6.6, all Net Profit earned by Watson or its Subsidiaries from the sale of the Products during calendar year 1999 and all Distribution Net Profit earned by Watson and its Subsidiaries from the sale of products included in the definition of Distribution Business during calendar year 1999 shall be included in the calculation of Upside Net Profits pursuant to Section 6.5.

         (f) Watson agrees to provide Parent with written notice of the occurrence of any of the events set forth in this Section 6.6 within fifteen
(15) days after the closing of such event (the "Transaction Notice").

         (g) At any time on or prior to December 31, 1999, Watson and its Subsidiaries agree not to dispose of any Product at less than such Product's fair market value or, in connection with the acquisition of any business or product, grant any significant royalty on sales of any of the Products, if the effect of such disposition or acquisition would cause (i) Watson or one of its Subsidiaries to obtain an asset or right of material value; and (ii) a material decrease or a potentially material decrease to the anticipated value of the Upside Sharing Payment calculated as of the date of such disposition or acquisition, as the case may be; provided, however, that Watson or its Subsidiaries may enter into the transactions described in Section 6.6(c) without complying with the provisions of this Section 6.6(g).

         6.7 Disputes Regarding Article VI Payments. Disputes with respect to payments made pursuant to this Article VI shall be dealt with as follows:

         (a) Seller shall have until December 31, 2000 (the "Upside Dispute Period") to dispute the amount of the Upside Sharing Payment (an "Upside Dispute"). If Seller does not give written notice of an Upside Dispute within the Upside Dispute Period to Watson (an "Upside Dispute

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

Notice"), the amount of such payment shall be deemed to have been accepted and agreed to by Seller and Parent and shall be final and binding upon the parties hereto. If Seller has an Upside Dispute, Seller shall give Watson an Upside Dispute Notice within the Upside Dispute Period, setting forth in reasonable detail the elements and amounts with which it disagrees. Within thirty (30) days after delivery of such Upside Dispute Notice, the parties hereto shall attempt to resolve such Upside Dispute and agree in writing upon the final amount of the disputed payment.

         (b) If Watson and Seller are unable to resolve any Dispute within the thirty (30) day period after Watson's receipt of an Upside Dispute Notice, the Arbitrating Accountant shall be engaged as arbitrator hereunder to settle such Upside Dispute as soon as practicable. In the event Arthur Andersen LLP is unwilling or unable to serve as the Arbitrating Accountant, the parties hereto shall select by mutual agreement another nationally recognized certified public accounting firm, who is not rendering (and during the preceding two-year period has not rendered) services to either Parent, Watson or any of their respective affiliates, to serve as the Arbitrating Accountant. In connection with the resolution of any Upside Dispute, the Arbitrating Accountant shall have access to all documents, records, work papers, facilities and personnel necessary to perform its function as arbitrator. The arbitration before the Arbitrating Accountant shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The Arbitrating Accountant's award with respect to any Upside Dispute shall be final and binding upon the parties hereto, and judgment may be entered on the award. Parent and Watson shall each pay one-half of the fees and expenses of the Arbitrating Accountant with respect to any Upside Dispute.

         (c) Any dispute with respect to a payment made pursuant to Section 6.4 shall be handled in the same manner as provided in subparagraphs (a) and (b) above; provided, however, that Seller shall have a period of three years from the receipt of such payment to dispute the amount of each such payment. Notwithstanding the foregoing, once Parent has directly or indirectly reviewed Watson's or any of its Subsidiaries' records relating to the calculation of Net Profits on the sale of Distributed Ranitidine for a specific time period, no dispute shall be made by Parent or Seller relating to any payment made pursuant to Section 6.4 with respect to any time period prior to such review, except for any disputes made in connection with such review.

         (d) Any payments due by a party hereto to any other party hereto pursuant to this Section 6.7 shall be payable within five business days of the final resolution of any dispute, with interest accruing (i) from the date such dispute was made for disputes under Section 6.4 at a rate equal to LIBOR plus 1 1/2% per annum; and (ii) from the date such payment is due for disputes under
Section 6.5 at a rate equal to LIBOR plus 1 1/2% per annum.

         6.8 Records: Inspection of Records. Watson and its Subsidiaries shall each maintain complete and accurate books and records of account relating to the sale of products in sufficient detail to permit an accurate calculation of Watson's and its Subsidiaries' Net Profit on the sale of Products and the calculation of the Distribution Net Profits. Seller shall have the right at any time while payments are being made by Watson to Seller pursuant to the terms of this Article VI and

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

for one year thereafter to examine the relevant books and records of Watson and its Subsidiaries relating to the sale of their products during normal business hours and upon reasonable advance written notice to verify that appropriate accounting and payments have been made by Watson to Seller under this Agreement. Watson shall cooperate with Seller and Parent with respect to all reasonable requests made by Seller or Parent with respect to such inspection.

         6.9 Intellectual Property Rights. Seller and Parent recognize and agree that, they shall not acquire any intellectual or other property rights in the Products or in the ANDAs relative to the Products. Seller and Parent hereby acknowledge that they do not have, and shall not acquire, any interest in any of Watson's or any of its Subsidiaries' trademarks or trade names unless otherwise expressly agreed. Additionally, Parent and Seller shall not use and shall not license or permit any third party to use, any name, slogan, logo or trademark which is similar or deceptively similar to any of the names or trademarks used in connection with the business of the Company or any of its Subsidiaries.

         6.10 Confidential Information. During the period in which Watson is required to make payments to Seller pursuant to this Article VI and for one year thereafter, each party shall keep confidential and not disclose to others or use for any purpose, other than as authorized by this Agreement, all "Confidential Information" of the other party. For purposes of this Agreement, the term "Confidential Information" means all know-how, trade secrets, formulae, data, inventions, technology and other information, including financial information, related to the manufacture, sale or marketing of the Products. The restrictions of this Section shall not apply to any Confidential Information which (a) is or becomes public knowledge through no fault of the recipient; (b) is received from a third party having the lawful right to disclose the information; (c) is required by law to be disclosed; or (d) is required to be disclosed in connection with any applications filed with the FDA for approval to market the Products. Additionally, Parent and Seller agree not to communicate or divulge to, or use for the benefit of, any person, firm or corporation other than Watson, its agents and representatives, any of the Company's or its Subsidiaries' confidential information relating to the business conducted by the Company or any of its Subsidiaries.

         6.11 Inspection of Records. Parent and Seller, on the one hand, and Watson, on the other hand, and their respective affiliates, shall each retain and make their respective books and records (including expired insurance policies and work papers in the possession of their respective accountants) with respect to the Company and its Subsidiaries available for inspection by the other party, or by its duly accredited representatives, for reasonable business purposes at all reasonable times during normal business hours, for a seven (7) year period after the Closing Date, with respect to all transactions of the Company and its Subsidiaries occurring prior to and relating to the Closing, and the historical financial condition, assets, liabilities, operations and cash flows of the Company and its Subsidiaries. As used in this Section 6.11, the right of inspection includes the right to make extracts or copies. The representatives of a party inspecting the records of the other party shall be reasonably satisfactory to the other party.

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                          CONFIDENTIAL TREATMENT - NOTED BY * AND STRIKE-THROUGH

         6.12 Hiring Away Employees. For a period of two (2) years from the Closing Date, Parent and Seller shall not, and shall cause its employees and agents to not, solicit for hire any salaried, technical or professional employees, representatives or agents of the Company or any of its Subsidiaries.
 .
         6.13 Third Party Claims. The parties shall cooperate with each other with respect to the defense of any claims or litigation made or commenced by third parties subsequent to the Closing Date which are not subject to the indemnification provisions contained in Article VII, provided that the party requesting cooperation shall reimburse the other party for the other party's reasonable out-of-pocket costs and expenses of furnishing such cooperation.

         6.14 Further Assurances. The parties shall execute such further documents, and perform such further acts, as may be necessary to transfer and convey the Shares to Watson on the terms herein contained and to otherwise comply with the terms of this Agreement.

         6.15 Injunctive Relief. Parent and Seller specifically recognize that any breach of Sections 6.9, 6.10 or 6.12 will cause irreparable injury to Watson and that actual damages may be difficult to ascertain, and in any event, may be inadequate. Accordingly (and without limiting the availability of legal or equitable, including injunctive, remedies under any other provisions of this Agreement), Seller and Parent agree that in the event of any such breach, Watson shall be entitled to injunctive relief in addition to such other legal and equitable remedies that may be available.

         6.16 Employee Benefit Plans. In the event that Watson terminates any Plan in which any employees or former employees of the Company (and their spouses, dependents and beneficiaries) participate, then such employees and former employees (and their spouses, dependents and beneficiaries) shall immediately become eligible to participate in any comparable employee benefit plan or program available to Watson's similarly-situated employees (and their spouses, dependents and beneficiaries) upon terms and conditions which are no less favorable than those afforded Watson's similarly-situated employees (and their spouses, dependents and beneficiaries). Such employees and former employees shall receive credit for their service with the Company (including service with any predecessor company to the extent credited under Company plans) for purposes of determining their eligibility to participate, vesting and eligibility for benefits under such employee benefit plans and programs of Watson. Further, with respect to any of Watson's health and dental care plans in which the Company's employees or former employees (and their spouses, dependents and beneficiaries) become entitled to participate in pursuant to this Section 6.16, Watson agrees that such individuals shall be entitled to so participate without regard to any applicable waiting periods and any limitations on pre-existing conditions.

         In addition to the foregoing, Watson agrees that, in accordance with the terms of the Company's severance and retention plans, programs and policies (or in accordance with the terms of any replacement severance and retention plans, programs or policies provided by Watson), all of which are listed on the Disclosure Statement, Watson shall provide all severance and retention

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benefits to all employees and former employees of the Company who are or who become entitled to such benefits prior or subsequent to the Closing.

         6.17 Parent Employee Store. For a period of five years from the Closing Date (the "Initial Term"), the Company agrees to continue to supply Parent's employee store with over-the-counter products for the Company's cost of such products plus ten percent (10%). The Initial Term shall automatically renew for successive one year periods unless either party notifies the other party of its desire to terminate the obligations set forth in this Section 6.17 at least ninety (90) days prior to the expiration of the Initial Term or any renewal term thereof.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 General. From and after the Closing, subject to the limitations set forth in Section 7.5, the parties shall indemnify each other as provided in this
Article VII. For purposes of this Article VII, each party shall be deemed to have remade all of its representations and warranties contained in this Agreement at the Closing with the same effect as if originally made at the Closing; provided, however, that the Watson Disclosure Statement and the Disclosure Statement may be updated at the Closing by Watson and Seller, as the case may be, and, except as otherwise provided in this Article VII, no indemnity shall be provided hereunder with respect to the matters set forth therein. No disclosure contained in the updated Watson Disclosure Statement or the Disclosure Statement, as the case may be, shall be deemed a waiver of Watson's or Seller's and Parent's representations and warranties made on the date hereof with respect to the conditions to closing set forth in Sections 5.2(c) and 5.3(d) hereof.

         7.2 Certain Definitions. As used in this Article VII, the following terms shall have the indicated meanings:

                  (a) "Damages" shall mean all liabilities, assessments, levies, losses, fines, penalties, damages, costs and expenses, including, without limitation, reasonable fees and expenses of attorneys, accountants and other professionals, actually sustained or incurred by an Indemnified Party in connection with the defense or investigation of any claim (after giving effect to any insurance proceeds actually received by an Indemnified Party).

                  (b) "Indemnified Party" shall mean a party hereto who is entitled to indemnification from another party hereto pursuant to this Article VII.

                  (c) "Indemnifying Party" shall mean a party hereto who is required to provide indemnification under this Article VII to another party hereto.

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                  (d) "Third Party Claims" shall mean any claims for Damages which are asserted or threatened by a party other than the parties hereto, their successors and permitted assigns, against any Indemnified Party or to which an Indemnified Party is subject.

         7.3 Seller's Indemnification Obligations. Subject to the terms of
Section 7.5, Seller and Parent, jointly and severally, and their respective successors and assigns, shall indemnify, save and keep Watson, the Company, each of their respective Subsidiaries and their respective successors and permitted assigns (each a "Watson Indemnitee" and collectively the "Watson Indemnitees") harmless against and from all Damages sustained or incurred by any Watson Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by Seller or Parent to Watson herein or in any Ancillary Document; (b) any breach by Seller or Parent of, or failure of Seller or Parent to comply with, any of the covenants or obligations under this Agreement or the Ancillary Documents to be performed by Seller or Parent (including, without limitation, Seller's and Parent's obligations under this Article VII); and (c) without being limited by the foregoing paragraphs (a) and
(b), and without regard to whether any one or more of the items listed in this subparagraph (c) may be disclosed in the Disclosure Statement or otherwise known to Watson or any of its Subsidiaries as of the date hereof or the Closing Date,
(i) the Company's or its Subsidiaries ownership of the capital stock of Caribe and the property located at Monroe, North Carolina which was owned by Chelsea Laboratories, Inc., including, without limitation, any Damages caused by the violation of any Environmental Law at such facilities or the presence or release of any Hazardous Materials upon, about or beneath such facilities; (ii) any item which should have been disclosed on the Disclosure Statement as of the Closing Date in response to the representations and warranties set forth in Section 3.20 herein; and (iii) without being limited by subparagraph (ii) above, each of the items disclosed on Schedules 3.8(d) and 3.20 of the Disclosure Statement and each of the items described in the audit response letters attached as exhibits to Schedule 3.11 of the Disclosure Statement; provided, however, that after the Closing Date, Watson and the Company shall bear all liability for the item disclosed on Schedule 3.8(d) of the Disclosure Statement relating to a contract entered into by the Company with the Department of Defense.

         7.4 Watson's Indemnification Obligations. Subject to the terms of
Section 7.5, Watson shall indemnify, save and keep Parent and Seller and their respective successors and permitted assigns ("Seller Indemnitees"), forever harmless against and from all Damages sustained or incurred by any Seller Indemnitee, as a result of or arising out of: (a) any inaccuracy in or breach of any representation and warranty made by Watson to Seller and Parent herein or in any Watson Ancillary Document; and (b) any breach by Watson of, or failure by Watson to comply with, any of the covenants or obligations under this Agreement or the Watson Ancillary Documents to be performed by Watson (including, without limitation, its obligations under this Article VII).

         7.5      Limitation on Indemnification Obligations.

                  (a) All representations and warranties made by any party to this Agreement shall survive the Closing for a period of twenty months from the Closing Date; provided however,

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that the representations and warranties contained in Section 3.9 shall survive the Closing until the expiration of the applicable statute of limitations (the "Survival Period"). A claim by a Watson Indemnitee or a Seller Indemnitee for indemnification under this Article VII must be asserted within the applicable Survival Period.

                  (b) (i) the Watson Indemnitees shall only be entitled to indemnification pursuant to Section 7.3 hereof once the Watson Indemnitees' aggregate claims for indemnification exceed $1,250,000, but after such claims exceed such amount, the Watson Indemnitees shall be entitled to seek indemnification for all indemnification claims from the first dollar of Damages; and (ii) the indemnification obligations of Parent and Seller pursuant to
Section 7.3 hereof shall be limited to an amount equal to $22,500,000 in the aggregate.

                  (c) (i) the Seller Indemnitees shall only be entitled to indemnification pursuant to Section 7.4 hereof once the Seller Indemnitees' aggregate claims for indemnification exceed $1,250,000, but after such claims exceed such amount, the Seller Indemnitees shall be entitled to seek indemnification for all indemnification claims from the first dollar of Damages; and (ii) the indemnification obligations of Watson pursuant to Section 7.4 hereof shall be limited to an amount equal to $22,500,000 in the aggregate.

                  (d) Notwithstanding anything to the contrary contained herein, the limitations on Seller's and Parent's indemnification obligations contained in this Section 7.5, including the time limitations contained in Section 7.5(a) hereof, shall not apply to a claim for indemnification by a Watson Indemnitee pursuant to Section 7.3(c) hereof, which claims may be brought by a Watson Indemnitee against Seller or Parent at any time after the date hereof.

         7.6 Cooperation. Subject to the provisions of Section 7.8, the Indemnifying Party shall have the right, at its own expense, to participate in the defense of any Third Party Claim, and if said right is exercised, the parties shall cooperate in the investigation and defense of said Third Party Claim. Watson and its Subsidiaries shall take all reasonable directions from Parent relating to any claim made with respect to Caribe or the Monroe, North Carolina facility previously owned by Chelsea Laboratories, Inc., at Parent's sole cost and expense.

         7.7 Subrogation. The Indemnifying Party shall not be entitled to require that any action be brought against any other person before action is brought against it hereunder by the Indemnified Party and shall not be subrogated to any right of action until it has paid in full or successfully defended against the Third Party Claim for which indemnification is sought.

         7.8      Indemnification Claims Procedures.

                  (a) Promptly following the receipt of notice by the Watson Indemnitees of a Third Party Claim which the Watson Indemnitees believe may result in a demand for indemnification pursuant to this Article VII, Watson shall notify Seller and Parent of such claim. Promptly following the receipt by a Seller Indemnitee of notice of a Third Party Claim which

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such Seller Indemnitee believes may result in a demand for indemnification pursuant to this Article VII, such Seller Indemnitee shall notify Watson of such claim. The failure to give such notice shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that the Indemnifying Party is substantially prejudiced as a result of the failure to give such notice. Within fifteen (15) business days after receipt of the notice by the Indemnifying Party pursuant to the preceding sentence, the Indemnifying Party shall notify the Indemnified Party whether it elects to control the defense of the Third Party Claim. If the Indemnifying Party elects to undertake the defense of such Third Party Claim, it shall do so at its own expense with counsel of its own choosing and it shall acknowledge in writing without qualification its indemnification obligations as provided in this Agreement to the Indemnified Party as to such Third Party Claim. If the Indemnifying Party elects not to defend the Third Party Claim or fails to pursue such Third Party Claim diligently, the Indemnified Party shall have the right to undertake, conduct and control the defense of such Third Party Claim through counsel of its own choosing and the Indemnifying Party shall be entitled to participate in (but not control) the defense of such Third Party Claim, with its counsel and at its expense. The party that litigates or contests the Third Party Claim shall keep the other party fully advised of the progress and disposition of such claim.

         (b) In the event the Indemnifying Party elects not to undertake the defense of the Third Party Claim or fails to pursue diligently the defense of such a claim and the Indemnified Party litigates or otherwise contests or settles the Third Party Claim, then, provided that a final determination has been made that the Indemnified Party is entitled to indemnification hereunder, the Indemnifying Party shall promptly reimburse the Indemnified Party for all amounts paid to settle such claim or all amounts paid in satisfaction of a judgment against the Indemnified Party in contesting such claim and in providing its right to indemnification hereunder, all in accordance with the provisions of this Article VII. Notwithstanding the foregoing, no settlement of any Third Party Claim without the prior written consent of the Indemnifying Party shall be determinative of the validity of any claim that the Indemnified Party is entitled to indemnification hereunder.

         (c) No Third Party Claim will be settled by the Indemnifying Party without the prior written consent of the Indemnified Party, which consent will not be unreasonably withheld; provided, however, that if such claim asserts that the Indemnifying Party is jointly and severally liable and the Indemnified Party shall be fully released from all liability relating to such Third Party Claim in connection with such settlement, the Indemnifying Party shall not be required to obtain the consent of the Indemnified Party. If, however, the Indemnified Party refuses to consent to a bona fide offered settlement which the Indemnifying Party wishes to accept, the Indemnified Party may continue to pursue such Third Party Claim free of any participation by the Indemnifying Party, at the sole expense of the Indemnified Party. In such event, the Indemnifying Party shall pay to the Indemnified Party the amount of the offer of settlement which the Indemnified Party refused to accept, plus the reasonable costs and expenses incurred by the Indemnified Party prior to the date the Indemnifying Party notifies the Indemnified Party of the offer of settlement, all in accordance with the terms of this Article VII, and, upon the payment or receipt of such amount, as the case may be, the Indemnifying Party shall have no further liability with respect to such Third Party Claim. The Indemnifying Party shall be entitled to

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recover from the Indemnified Party any additional expenses incurred by such
Indemnifying Party as a result of the decision of the Indemnified Party to pursue the matter.

                                  ARTICLE VIII

                                   TERMINATION

         8.1 Termination by Mutual Consent. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by the mutual consent of Watson, on the one hand, and Seller and Parent, on the other hand.

         8.2 Termination by Either Party. This Agreement and the transaction contemplated hereby may be terminated at any time prior to the Closing by either party if (a) the Closing shall not have occurred at or before 11:59 p.m. on November 30, 1997; provided, however, that the right to terminate this Agreement under this Section 8.2(a) shall not be available to any party whose failure to fulfill any material obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or prior to the aforesaid date; (b) a court of competent jurisdiction or a governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action either (i) permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement; or (ii) compelling Watson, the Company or any of their respective Subsidiaries to dispose of or hold separate all or a material portion of the respective businesses or assets of Watson, the Company or their respective Subsidiaries or sell or license any material product of Watson, the Company or their respective Subsidiaries, and such order, decree, ruling or other action shall have become final and non-appealable.

         8.3 Termination by The Company. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by Seller and Parent if (a) there has been a breach by Watson of any representation or warranty contained in this Agreement which would have a Watson Material Adverse Effect; or (b) there has been a breach of any of the covenants or agreements set forth in this Agreement on the part of Watson which would have a Watson Material Adverse Effect, and which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by Seller to Watson.

         8.4 Termination by Watson. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing Date by Watson if (a) there has been a breach by Seller or Parent of any representation or warranty contained in this Agreement which would have a Company Material Adverse Effect; or (b) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of Seller or Parent which would have a Company Material Adverse Effect, and which breach is not

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curable or, if curable, is not cured within 30 days after written notice of such breach is given by Watson to Seller.

         8.5 Remedies. No party shall be limited to the termination right granted in Sections 8.3 and 8.4 by reason of the nonfulfillment of any condition to such party's closing obligations but may, in the alternative, elect to do one of the following: proceed to close despite the nonfulfillment of any closing condition, it being understood that consummation of the transaction contemplated herein shall not be deemed a waiver of a party's wilful breach of any representation, warranty or covenant or of any party's rights and remedies with respect thereto; decline to close, terminate this Agreement as provided in Sections 8.3 and 8.4, and thereafter seek damages to the extent permitted in
Section 8.6; or seek specific performance of the obligations of the other party. Each party hereby agrees that in the event of any breach by such party of this Agreement, the remedies available to the other party at law would be inadequate and that such party's obligations under this Agreement may be specifically enforced.

         8.6 Right to Damages. If this Agreement is terminated pursuant to Sections 8.3 or 8.4, neither party hereto shall have any claim against the other except if the circumstances giving rise to such termination were caused by either (a) the other party's material breach of Article IV; or (b) a party's representations and warranties contained in Articles II or III are incorrect when made such that the incorrect representation and warranty would have a Material Adverse Effect with respect to such party, in which event termination shall not be deemed or construed as limiting or denying any legal or equitable right or remedy of said party, and said party shall be entitled to recover, without limitation, its costs and expenses which are incurred in pursuing its rights and remedies (including reasonable attorneys' fees).

         8.7 Extension; Waiver. At any time prior to the Closing Date, any party hereto may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto;
(b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto; and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

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                                   ARTICLE IX

                               GENERAL PROVISIONS

         9.1 Notices. All notices required or permitted to be given hereunder shall be in writing and may be delivered by hand, by facsimile, by nationally recognized private overnight courier, or by United States mail. Notices delivered by mail shall be deemed given three (3) business days after being deposited in the United States mail, postage prepaid, registered or certified mail. Notices delivered by hand or by facsimile, or by nationally recognized private overnight courier shall be deemed given on the day following receipt; provided, however, that a notice delivered by facsimile shall only be effective if such notice is also delivered by hand, or deposited in the United States mail, postage prepaid, registered or certified mail, on or before two (2) business days after its delivery by facsimile. All notices shall be addressed as follows:

If to Watson:                               If to Parent or Seller:

Watson Pharmaceuticals, Inc.                Hoechst Marion Roussel, Inc.
311 Bonnie Circle                           10236 Marion Park Drive
Corona, California 91720                    P.O. Box 9627
Fax: (909) 270-1429                         Kansas City, MO 64134-0627
Attn: Dr. Allen Chao,                       Fax: (816) 966-3805
         Chairman & CEO                     Attn: North American General Counsel

With copies to:                             With copies to:

D'Ancona & Pflaum                           Shook, Hardy & Bacon L.L.P.
30 North LaSalle, Suite 2900                1200 Main Street, Suite 3100
Chicago, Illinois  60602                    One Kansas City Place
Fax: (312) 580-0923                         Kansas City, MO 64105
Attn: Michel J. Feldman                     Fax: (816) 421-5547
                                            Attn: Randall B. Sunberg

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so telecommunicated, personally delivered or mailed.

         9.2 Assignment, Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, which consent shall not be unreasonably withheld. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in

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this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.3 Entire Agreement. This Agreement, the Exhibits, the Disclosure Statement, the Watson Disclosure Statement, the Confidentiality Agreement, the Ancillary Documents, the Watson Ancillary Agreements and any other documents delivered by the parties in connection herewith constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

         9.4 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to its rules of conflict of laws.

         9.6 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         9.7 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

         9.8 Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

         9.9 Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

         9.10 Incorporation of Exhibits. The Disclosure Statement, the Watson Disclosure Statement and all Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

         9.11 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such

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invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable in order to achieve the intent of the parties to the extent possible.

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         IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                             WATSON PHARMACEUTICALS, INC.


                                             By:____________________________
                                             Title:___________________________


                                             HOECHST MARION ROUSSEL, INC.


                                             By:____________________________
                                             Title:___________________________


                                             MARISUB, INC.


                                             By:____________________________
                                             Title:___________________________

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